UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

COMERA LIFE SCIENCES HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

COMERA LIFE SCIENCES HOLDINGS, INC.

12 Gill Street, Suite 4650

Woburn, Massachusetts 01801

(617) 871-2101

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 31, 2023

The 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) of Comera Life Sciences Holdings, Inc. (“we,” “us,” “our” or the “Company”), a Delaware corporation, will be held virtually at 11:00 a.m. Eastern Time on August 31, 2023, via live audio webcast at www.virtualshareholdermeeting.com/CMRA2023 for the following purposes:

1.	To elect one Class I director to serve until the 2026 Annual Meeting of Stockholders.

2.	To approve an amendment to increase the number of shares reserved for issuance under the Comera Life Sciences Holdings, Inc. 2022 Equity and Incentive Plan by 3,000,000 shares.

3.

To approve, for purposes of complying with Nasdaq Listing Rule 5635(b) and (d), the issuance of 3,561,851 shares of our common stock and up to 8,904,641 shares of our common stock issuable upon exercise of certain warrants pursuant to the terms of that certain Securities Purchase Agreement, dated July 31, 2023, by and among us and the investors named therein.

4.

To approve a proposal to authorize the Company’s board of directors, in its discretion at any time within one year after stockholder approval is obtained, to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of shares of the Company’s common stock, at a ratio in the range of 1-for-5 and 1-for-20, such ratio to be determined by the Company’s board of directors and included in a public announcement.

5.	To ratify the appointment of Baker Tilly US LLP as the Company’s independent registered public accounting firm for the 2023 fiscal year.

6.	To transact any other business that may properly come before the meeting or any adjournment thereof.

The record date for the 2023 Annual Meeting is July 20, 2023. Accordingly, only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

You may vote on these matters in person (virtually), by proxy or via the internet or telephone. In order to provide our stockholders with a means to attend the 2023 Annual Meeting in a manner that is convenient for our stockholders, we have elected to hold our 2023 Annual Meeting via remote communication. You may attend the virtual annual meeting and vote your shares during the meeting by visiting our 2023 Annual Meeting website at www.virtualshareholdermeeting.com/CMRA2023.

Whether or not you plan to attend the virtual meeting, we ask that you vote promptly so that your shares will be represented and voted at the meeting in accordance with your wishes.

You are entitled to participate in and submit questions in writing during the 2023 Annual Meeting if you were a stockholder as of the close of business on July 20, 2023. To participate in the 2023 Annual Meeting virtually via the internet, please visit www.virtualshareholdermeeting.com/CMRA2023. In order to attend, you must register in advance at www.virtualshareholdermeeting.com/CMRA2023 prior to the deadline of August 30, 2023 at 11:59 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will permit you to submit questions. You will not be able to attend the 2023 Annual Meeting in person. For instructions on how to vote your shares, please refer to the instructions on the section titled “How do I vote?” in the Proxy Statement or your enclosed proxy card. A list of our registered holders as of the close of business on the record date will be made available to stockholders during the meeting at www.virtualshareholdermeeting.com/CMRA2023.

By order of the Board of Directors,

, 2023	Jeffrey L. Quillen
Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 31, 2023

This proxy statement and our Annual Report are available online at the “Investor Relations—Financials & Filings” section of our website at www.comeralifesciences.com. For more information about how to access our virtual meeting, please visit the “Investor Relations—Financials and Filings” section of our website at www.comeralifesciences.com or contact Investor Relations at (617) 871-2101.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

We are soliciting proxies from our stockholders to vote at our 2023 Annual Meeting, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement. The 2023 Annual Meeting will be held virtually at 11:00 a.m. Eastern Time on August 31, 2023, at www.virtualshareholdermeeting.com/CMRA2023. For more information on how to access the virtual meeting, please visit the “Investor Relations—Financials and Filings” section of our website at www.comeralifesciences.com or contact Investor Relations at (617) 871-2101.

The proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 17, 2023 (the “2022 Annual Report”), are being distributed and made available on the internet at the “Financials and Filings” section of our website at www.comeralifesciences.com on or about August 11, 2023.

This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

QUESTIONS AND ANSWERS ABOUT THE 2023 ANNUAL MEETING AND VOTING

Why did I receive these materials?

We are soliciting proxies for our 2023 Annual Meeting to be held on August 31, 2023. You are receiving a proxy statement because you were a stockholder of record of the Company on July 20, 2023, the record date for the 2023 Annual Meeting, and that ownership entitles you to vote at the meeting. By use of a proxy, you can vote, whether or not you attend the meeting, at www.virtualshareholdermeeting.com/CMRA2023.

When and where is the 2023 Annual Meeting?

The 2023 Annual Meeting will be held virtually at 11:00 a.m. Eastern Time on August 31, 2023, or at any future date and time following an adjournment or postponement of the meeting, at www.virtualshareholdermeeting.com/CMRA2023. In order to attend, you must register in advance at www.virtualshareholdermeeting.com/CMRA2023 prior to the deadline of August 30, 2023, at 11:59 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will permit you to submit questions.

What proposals will be voted on at the 2023 Annual Meeting?

The five proposals to be considered and voted on at the 2023 Annual Meeting, as set forth in the accompanying Notice of Annual Meeting of Stockholders, are:

(i)	the election of one Class I director (the “Director Proposal”);

(ii)	an amendment to increase the number of shares reserved for issuance under our 2022 Equity and Incentive Plan by 3,000,000 shares (the “2022 Plan Proposal”);

(iii)

To approve, for purposes of complying with Nasdaq Listing Rule 5635(b) and (d), the issuance of 3,561,851 shares of our common stock and up to 8,904,641 shares of our common stock issuable upon exercise of certain warrants pursuant to the terms of that certain Securities Purchase Agreement, dated July 31, 2023, by and among us and the investors named therein (the “Nasdaq Proposal”);

(iv)

the approval of a proposal to authorize our board of directors, in its discretion at any time within one year after stockholder approval is obtained, to amend our Amended and Restated Certificate of Incorporation to effect a reverse stock split of shares of our common stock, at a ratio in the range of 1-for-5 and 1-for-20, such ratio to be determined by our board of directors and included in a public announcement (the “Reverse Stock Split Proposal”); and

(v)	the ratification of the appointment of Baker Tilly US LLP as our independent registered public accounting firm for the 2023 fiscal year (the “Auditor Ratification Proposal”).

As far as we know, the only matters to be brought before the 2023 Annual Meeting are those referred to in this proxy statement. If any additional matters are presented at the 2023 Annual Meeting, the persons named as your proxies may vote your shares in their discretion.

How do I vote?

Beneficial Owner: Shares Registered in the Name of a Broker or Bank.

If on July 20, 2023, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then your shares are held in “street name” and you are the beneficial owner and not the record owner of the shares. If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a notice of internet availability with voting instructions from that organization rather than from us. If you are a beneficial owner, you can vote in the following ways:

•	By Mail: You may vote using the proxy card supplied by your broker or bank by completing and mailing that proxy card to ensure that your vote is counted.

•	By Internet/Telephone: To vote over the internet, or by telephone, please follow any instructions provided by your broker or bank if either alternative is made available to you.

•

At Virtual Meeting: If you have followed the procedures described in this proxy statement for obtaining credentials for the meeting, you may vote online while attending the meeting virtually at www.virtualshareholdermeeting.com/CMRA2023 and following the instructions for stockholder voting. In order to attend, you must register in advance at www.virtualshareholdermeeting.com/CMRA2023 prior to the deadline of August 30, 2023, at 11:59 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will permit you to submit questions.

Stockholder of Record: Shares Registered in Your Name.

If on July 20, 2023 your shares were registered directly in your name with our transfer agent, then you are a stockholder “of record.” If you are a stockholder of record, you may vote in person at the 2023 Annual Meeting or by any of the methods listed below. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. There are four ways for you to vote:

•

By Mail: To vote using the proxy card, please complete, sign and date the proxy card furnished to you with the notice of this meeting and return it promptly in the envelope provided. If you return your signed proxy card to us before the 2023 Annual Meeting, we will vote your shares as you direct.

•

By Internet: To vote via the internet, access the website for our meeting at: www.virtualshareholdermeeting.com/CMRA2023 using the voter control number printed on the proxy card furnished to you with the notice of this meeting. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your internet vote cannot be completed and you will receive an error message. If you vote on the internet, you may also request electronic delivery of future proxy materials.

•

By Telephone: If you live in the United States or Canada, you may vote by proxy by calling toll-free 1-800-690-6903 and by following the instructions. When voting, you must have the voter control number printed on the notice of internet availability furnished to you.

•

At Virtual Meeting: You may vote online while attending the meeting virtually at www.virtualshareholdermeeting.com/CMRA2023 and following the instructions for stockholder voting. In order to attend, you must register in advance at www.virtualshareholdermeeting.com/CMRA2023 prior to the deadline of August 30, 2023, at 11:59 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will permit you to submit questions.

Who can vote at the 2023 Annual Meeting?

Only stockholders of record at the close of business on July 20, 2023, the record date, are entitled to notice of, and to vote at, the 2023 Annual Meeting or any adjournment or postponement of the meeting. On the record date, we had 22,305,138 outstanding shares of our common stock, par value $0.0001 per share (our “common stock”), 3,150,000 of which are being held in escrow (the “Earn-Out Shares”) pursuant to the earn-out provision relating to the Business Combination Agreement (as defined below), each of which is entitled to one vote upon each of the matters to be presented at the meeting. In addition, on the record date, we had 4,305 shares of our Series A Convertible Perpetual Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) issued and outstanding, all held by Maxim Partners LLC, representing 342,754 votes on an as-converted basis, for an aggregate of 22,647,892 votes. We intend to direct our escrow agent that the Earn-Out Shares vote in favor of each of the proposals described in this proxy statement.

You may contact our Chief Financial Officer, Michael G. Campbell, at (617) 871-2101 to make arrangements to review a copy of the stockholder list at our offices in Woburn, MA, between the hours of 9:00 a.m. and 5:00 p.m., Eastern Time, on any business day from August 21, 2023, to the time of the 2023 Annual Meeting. It will also be necessary to plan a meeting time and place to provide access to our facility where the stockholder list is maintained.

See “How do I vote” above for more information regarding voting.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the voting power of all outstanding shares of our capital stock entitled to vote at the 2023 Annual Meeting are represented by stockholders present at the meeting or present by proxy. On the record date, there were 22,305,138 shares of our common stock and 4,305 shares of our Series A Preferred Stock outstanding and entitled to vote, representing 22,647,892 votes in the aggregate. Thus, shares representing 11,323,947 votes must be represented by stockholders present at the meeting in person or by proxy to have a quorum. We intend to direct our escrow agent that the Earn-Out Shares vote in favor of each of the proposals described in this proxy statement, such that the Earn-Out Shares will count for the purposes of establishing a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. The chair of the meeting may adjourn the 2023 Annual Meeting, whether or not there is a quorum, to reconvene at the same or some other place.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes.

If your shares are held by your broker in “street name” and you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine on which your broker may vote shares held in street name in the absence of your voting instructions. Non-discretionary items are matters such as mergers, stockholder proposals, executive compensation and elections of directors. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted

•	“For” each of our two nominees for director;

•	“For” the 2022 Plan Proposal;

•	“For” the Nasdaq Proposal;

•	“For” the Reverse Stock Split Proposal; and

•	“For” Auditor Ratification Proposal.

Can I change my vote after submitting my proxy?

Yes, if you are a record holder you can revoke your proxy in any one of four ways:

•	You may revoke your vote by voting again by telephone prior to the close of the telephone voting facility.

•	You may revoke your vote by voting again over the internet prior to the close of the internet voting facility.

•	You may send a written notice that you are revoking your proxy to our Secretary, Jeffrey L. Quillen, c/o Comera Life Sciences Holdings, Inc., 12 Gill Street, Suite 4650, Woburn, Massachusetts 01801.

•	You may attend the meeting virtually and vote online during the meeting.

If you are a beneficial owner and your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank for revoking your proxy.

What is the vote required for a proposal to pass?

•

Proposal 1: The Director Proposal. Directors are elected by a plurality of the votes cast by the holders of the shares represented in person or by proxy. The director nominee receiving the highest number of votes will be elected. Broker non-votes and proxies marked to withhold authority with respect to the Class I director nominee will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

•

Proposal 2: The 2022 Plan Proposal. The affirmative vote of the holders of a majority of the votes cast at the 2023 Annual Meeting is required for approval of the proposed amendment to increase the number of shares reserved for issuance under the Comera Life Sciences Holdings, Inc. 2022 Equity and Incentive Plan. An abstention, broker non-vote or a failure to submit a proxy or vote at the 2023 Annual Meeting will have no effect on the outcome of the 2022 Plan Proposal.

•	Proposal 3: The Nasdaq Proposal: The affirmative vote of the holders of a majority of the votes cast at the 2023 Annual Meeting is required for approval, for purposes of complying with Nasdaq

Listing Rule 5635(b) and (d), the issuance of 3,561,851 shares of our common stock and up to 8,904,641 shares of common stock issuable upon exercise of certain warrants to purchase our common stock pursuant to the terms of that certain Securities Purchase Agreement, dated July 31, 2023, by and among us and the investors named therein (the “Purchase Agreement”). An abstention, broker non-vote or a failure to submit a proxy or vote at the 2023 Annual Meeting will have no effect on the outcome of the Nasdaq Proposal.

•

Proposal 4: The Reverse Stock Split Proposal: The affirmative vote of the holders of a majority in voting power of our capital stock entitled to vote thereon is required for approval of the proposal to authorize our board of directors, in its discretion at any time within one year after stockholder approval is obtained, to amend our Amended and Restated Certificate of Incorporation to effect a reverse stock split of shares of our common stock, at a ratio in the range of 1-for-5 and 1-for-20, such ratio to be determined by our board of directors and included in a public announcement. Abstentions and broker non-votes will have the same effect as a vote against the Reverse Stock Split Proposal because such proposal requires the affirmative vote of the holders of a majority in voting power of our capital stock entitled to vote thereon.

•

Proposal 5: The Auditor Ratification Proposal. The affirmative vote of the holders of a majority of the votes cast at the meeting is required to ratify the appointment of Baker Tilly US LLP as our independent registered public accounting firm for the 2023 fiscal year. An abstention, broker non-vote or a failure to submit a proxy or vote at the 2023 Annual Meeting will have no effect on the outcome of the Auditor Ratification Proposal. How can I find out the results of the voting at the 2023 Annual Meeting?

We intend to direct our escrow agent that the Earn-Out Shares vote in favor of each of the proposals described in this proxy statement.

Preliminary voting results will be announced at the 2023 Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, or Form 8-K, that we expect to file with the Securities and Exchange Commission (the “SEC”), within four business days after the 2023 Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the 2023 Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to mailing the proxy materials, our officers, directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Officers, directors and employees will not be paid any additional compensation for soliciting proxies. We will also request brokerage houses, custodians, nominees, and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares, and we will reimburse those record holders for their reasonable expenses in transmitting this material. We do not currently plan to retain the services of a proxy solicitation firm to assist us in this solicitation.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be “householding” our proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at our principal executive offices, 12 Gill Street, Suite 4650, Woburn, Massachusetts 01801, Attn: Investor Relations, telephone: (617) 871-2101. In the future, if you want to receive separate copies of the proxy statement or annual report to stockholders, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table shows the beneficial ownership of our common stock as of July 20, 2023 by:

•	each person who is known by us to be the beneficial owner of more than 5% of issued and outstanding shares of our common stock on an as-converted to our common stock basis;

•	each of our named executive officers and directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. On May 19, 2022, we consummated a business combination, contemplated by the Business Combination Agreement, dated January 31, 2022 (as amended, the “Business Combination Agreement”), by and among OTR Acquisition Corp. (“OTR”), CLS Sub Merger 1 Corp., CLS Sub Merger 2 Corp., Comera Life Sciences, Inc. (“Legacy Comera”) and us. Pursuant to the Business Combination Agreement, CLS Sub Merger 1 Corp. merged with and into Legacy Comera and CLS Merger 2 Corp. merged with and into OTR, resulting in Legacy Comera and OTR becoming our wholly-owned subsidiaries. Collectively, we refer herein to these transactions as the “Transaction.” Beneficial ownership below includes shares that may be issuable to a person pursuant to the terms of the earn-out provision of the Business Combination Agreement (the “Earn-Out Shares”).

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all of our common stock beneficially owned by them. Unless otherwise indicated below, we have based our calculation of the percentage of beneficial ownership on (i) 22,305,138 shares of our common stock and (ii) 4,305 shares of Series A Preferred Stock issued and outstanding as of July 20 2023 (all of which are held by Maxim Partners LLC), representing 342,754 votes on an as converted basis, for an aggregate of 22,647,892 total votes as of July 20, 2023. The numbers provided in the table below exclude 4,399,016 shares of our common stock and corresponding warrants to purchase up to an additional 10,997,550 shares of our common stock issued on July 31, 2023. See “Proposal 3–The Nasdaq Proposal” below.

	Common Stock		% of Total Voting Power
Name of Beneficial Owner(1)	Shares	Percent
Named Executive Officers and Directors
Rev. Dr. James Sherblom(2)	750,628	3.3%	3.3%
Jeffrey S. Hackman(3)	267,649	1.2%	1.2%
Neal Muni, MD(4)	117,640	*	*
Michael G. Campbell, CPA(5)	145,058	*	*
Stuart Randle(6)	230,755	1.0%	1.0%
Edward Sullivan, CPA(7)	110,611	*	*
Roopom Banerjee, MPP(8)	138,484	*	*
Kirsten Flowers(9)	113,062	*	*
William A. Wexler(10)	47,802	*	*
All executive officers and directors as a group (11 persons)	2,087,314	8.9%	8.8%
5% or More Stockholders
David Soane et al.(11)	4,509,208	19.9%	19.6%
Phoenix Venture Partners LP(12)	3,830,836	17.2%	16.9%
OTR Acquisition Sponsor LLC(13)	1,305,917	5.9%	5.8%
Purchase Capital LLC(14)	1,184,393	5.1%	5.1%
OTR Founders LLC(15)	1,645,000	6.9%	6.8%
Cherington et al.(16)	4,434,410	18.6%	18.4%
IAF, LLC(17)	2,170,180	9.3%	9.2%
Freebird Partners LP(18)	1,313,423	5.7%	5.6%

*	Indicates less than 1%
(1)	Unless otherwise noted, the business address of each of our stockholders listed is c/o Comera Life Sciences Holdings Inc., 12 Gill Street, Suite 4650, Woburn, Massachusetts 01801.
(2)

Consists of (a) 452,244 shares of our common stock, (b) 162,162 shares of our common stock subject to warrants exercisable for $1.23 per share, (c) 19,328 shares of our common stock subject to stock options exercisable for $0.59 per share, 4,141 shares of our common stock exercisable for $1.30 per share and 30,906 shares of our common stock exercisable for $0.69 per share, in each case within 60 days of July 20, 2023 and (d) 81,847 Earn-Out Shares.

(3)

Consists of (a) 47,600 shares of our common stock and (b) 138,799 shares of our common stock subject to stock options exercisable for $0.59 per share and 81,250 shares of our common stock subject to options exercisable for $2.77 per share, in each case within 60 days of July 20, 2023.

(4)

Consists of 104,099 shares of our common stock subject to stock options exercisable for $0.59 per share and 13,541 shares of our common stock subject to stock options exercisable for $2.77 per share, in each case within 60 days of July 20, 2023.

(5)	Consists of (a) 25,000 shares of our common stock and (b) 140,625 shares of our common stock subject to stock options exercisable for $3.72 per share within 60 days of July 20, 2023.
(6)

Consists of (a) 42,469 shares of our common stock, 67,566 shares of our common stock subject to warrants exercisable for $1.23 per share and 2,213 Earn-Out Shares held directly by Stuart Randle, (b) 17,992 shares of our common stock subject to stock options exercisable for $0.59 per share, 4,141 shares of our common stock exercisable for $1.30 per share, and 56,662 shares of our common stock exercisable for $0.69 per share, in each case within 60 days of July 20, 2023 held directly by Stuart Randle, and (c) 31,647 shares of our common stock and 8,065 Earn-Out Shares held by The Stuart A. Randle Trust of 1998 (the “Randle Trust”). Stuart Randle, a member of our board of directors, is the trustee of the Randle Trust and may be deemed to indirectly beneficially own the shares of our common stock held by the Randle Trust.

(7)

Consists of (a) 19,665 shares of our common stock, (b) 21,958 shares of our common stock subject to warrants exercisable for $1.23 per share, (c) 17,992 shares of our common stock subject to stock options exercisable for $0.59 per share, 4,141 shares of our common stock subject to stock options exercisable for $1.30 per share and 44,642 shares of our common stock subject to options exercisable for $0.69 per share, in each case within 60 days of July 20, 2023, and (d) 2,213 Earn-Out Shares.

(8)

Consists of (a) 28,956 shares of our common stock, (b) 40,540 shares of our common stock subject to warrants exercisable for $1.23 per share, (c) 17,992 shares of our common stock subject to stock options exercisable for $0.59 per share, 4,141 shares of our common stock subject to stock options exercisable for $1.30 per share and 44,642 shares of our common stock subject to options exercisable for $0.69 per share, in each case within 60 days of July 20, 2023, and (d) 2,213 Earn-Out Shares.

(9)

Consists of (a) 22,199 shares of our common stock, (b) 27,026 shares of our common stock subject to warrants exercisable for $1.23 per share, (c) 17,992 shares of our common stock subject to stock options exercisable for $0.59 per share, 4,141 shares of our common stock subject to stock options exercisable for $1.30 per share and 39,491 shares of our common stock subject to options exercisable for $0.69 per share, in each case within 60 days of July 20, 2023, and (d) 2,213 Earn-Out Shares.

(10)

Consists of (a) 11,062 shares of our common stock (b) 50,000 shares of our common stock subject to warrants exercisable for $11.50 per share and (c) 5,127 shares of our common stock subject to stock options exercisable for $0.59 per share and 4,141 shares of our common stock subject to stock options exercisable for $1.30 per share, in each case within 60 days of July 20, 2023.

(11)

Consists of (a) 470,007 shares of our common stock and 119,779 Earn-Out Shares held by David Soane, (b) 2,673,274 shares of our common stock, 135,134 shares of our common stock subject to warrants exercisable for $1.23 per share, and 663,288 Earn-Out Shares, held by The Soane Family Trust, (c) 84,431 shares of our common stock, 135,134 shares of our common stock subject to warrants exercisable for $1.23 per share and 4,298 Earn-Out Shares, in each case, held by each of The Alexander V. Soane 2019 Irrevocable Trust and The Nicholas V. Soane 2019 Irrevocable Trust (together with The Soane Family Trust, the “Soane Trusts”). Excludes (i) 273,838 shares of our common stock and (ii) 684,596 shares of our common stock subject to warrants exercisable for $0.6135 per share, issued to the The Alexander V. Soane 2019 Irrevocable Trust and The Nicholas V. Soane 2019 Irrevocable Trust on July 31, 2023. David Soane is the trustee of each of the Soane Trusts and may be deemed to indirectly beneficially own the shares of our common stock held thereby. The business address for each of the Soane Trusts and David Soane is c/o Soane Labs, LLC, 380 NE 72nd Terrace, Miami, Florida 33138. The information provided herein is based on an Amendment No. 1 to a Schedule 13D filed by David Soane and The Soane Family Trust with the SEC on January 9, 2023.
(12)

Consists of 3,052,835 shares of our common stock and 778,001 Earn-Out Shares held by Phoenix Venture Partners LP (the “Phoenix Fund”). Phoenix General Partner LLC is the sole general partner of the Phoenix Fund and has sole authority to vote (or direct the vote of), and to dispose (or direct the disposal) of, these shares on behalf of the Phoenix Fund. Phoenix Fund disclaims beneficial ownership of the listed shares of our common stock, except to the extent of its pecuniary interest therein. The business address of the beneficial owners named herein is 1700 El Camino Real, Suite 355, San Mateo, California 94402. The information provided herein is based on a Schedule 13G filed by the Phoenix Fund and Phoenix General Partner LLC with the SEC on May 31, 2022.

(13)

The business address of the stockholder is 1395 Brickell Avenue, Suite 800, Miami, Florida 33131. Excludes (i) 273,838 shares of our common stock and (ii) 684,596 shares of our common stock subject to warrants exercisable for $0.6135 per share, issued to OTR Acquisition Sponsor LLC on July 31, 2023.

(14)

Consists of (a) 421,759 shares of our common stock and (b) 762,634 shares subject to warrants to purchase our common stock at an exercise price of $11.50 per share. The business address of the stockholder is 1395 Brickell Avenue, Suite 800, Miami, Florida 33131.

(15)

Consists of (a) 245,000 shares of our common stock and (b) 1,400,000 shares of our common stock subject to warrants exercisable for $11.50 per share. The business address of the stockholder is 1221 Brickell Avenue, Suite 2660, Miami, Florida 33131.

(16)

Consists of (a) 1,276,398 shares of our common stock, 1,486,486 shares of our common stock subject to warrants exercisable for $1.23 per share and 116,782 Earn-Out Shares held directly by Charles Cherington, (b) 1,011,089 shares of our common stock and 257,672 Earn-Out Shares held by Cherington Holdings LLC, (c) 75,968 shares of our common stock and 19,360 Earn-Out Shares, in each case held by each of the Ashley S. Pettus 2012 Irrevocable Trust FBO Benjamin P. Cherington and Ashley S. Pettus 2012 Irrevocable Trust FBO Henry S. Cherington, and (d) 75,967 shares of our common stock and 19,360 Earn-Out Shares held by the Ashley S. Pettus 2012 Irrevocable Trust FBO Cyrus B. Cherington (together with the Ashley S. Pettus 2012 Irrevocable Trust FBO Benjamin P. Cherington and Ashley S. Pettus 2012 Irrevocable Trust FBO Henry S. Cherington, the “Cherington Trusts”). Excludes (i) 880,195 shares of our common stock and (ii) 2,200,488 shares of our common stock subject to warrants exercisable for $0.6135 per share, issued to Charles Cherington on July 31, 2023. Charles Cherington is the trustee of each of the Cherington Trusts and a partner of Cherington Holdings LLC, and may be deemed to beneficially own the shares of our common stock held thereby. The business address of Charles Cherington, Cherington Holdings LLC and each of the Cherington Trusts is c/o ARA Partners, 222 Berkeley Street, Suite 1270, Boston, MA 02116. The information disclosed herein is based on an Amendment No.1 to Schedule 13D filed by Charles Cherington with the SEC on January 6, 2023.

(17)

Consists of (a) 1,010,583 shares of our common stock, (b) 1,033,782 shares of our common stock subject to warrants exercisable for $1.23 per share, and (c) 125,815 Earn-Out Shares. Excludes (i) 1,047,432 shares of our common stock and (ii) 2,618,581 shares of our common stock subject to warrants exercisable for $0.6135 per share, issued to IAF, LLC on July 31, 2023. David W. Laughlin is the Sole Manager of IAF, LLC and may be deemed share beneficial ownership of the securities held of record thereby. Mr. Laughlin disclaims beneficial ownership in the securities held by IAF, LLC, except to the extent of any pecuniary interest therein. The business address of each of IAF, LLC and Mr. Laughlin is 15 Church Street, Charleston, South Carolina 29401.

(18)

Consists of (a) 529,856 shares of our common stock, (b) 743,242 shares of our common stock subject to warrants exercisable for $1.23 per share, and (c) 40,325 Earn-Out Shares. Excludes (i) 479,217 shares of our common stock and (ii) 1,198,044 shares of our common stock subject to warrants exercisable for $0.6135 per share, issued to Freebird Partners LP on July 31, 2023. Freebird Investments LLC serves as the general partner of Freebird Partners LP. Curtis Huff is the sole member and 100% owner of Freebird Investments LLC, the President of Freebird Partners LP and the Managing Member of Freebird Investments LLC. By

virtue of these relationships, each of Freebird Investments LLC and Mr. Huff may be deemed to share beneficial ownership of the securities held of record by Freebird Partners LP. The business address of each of Freebird Partners LP, Freebird Investments LLC and Mr. Huff is 2800 Post Oak Blvd, Suite 2000. The information disclosed herein is based on a Schedule 13G filed by Freebird Partners LP, Freebird Investments LLC, and Mr. Huff with the SEC on January 10, 2023.

Delinquent Section 16(a) Reports

Our executive officers and directors and persons who own beneficially more than 10% of our equity securities are required under Section 16(a) of the Exchange Act to file reports of ownership and changes in their ownership of our securities with the SEC. They must also furnish copies of these reports to us. Based solely on a review of those reports and written representations from the reporting persons, we believe that for our 2022 fiscal year our executive officers, directors and 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except as provided herein. Edward Sullivan, Roopom Banerjee, Kirsten Flowers, James Sherblom and Stuart Randle, our current non-employee directors, and Barbara Finck and John Yee, our former non-employee directors, each failed to disclose one transaction that should have been disclosed on a Form 4 on a timely basis. Each of these individuals have since filed a Form 5 on a timely basis to disclose the omitted transaction. Each of David Soane and The Soane Family Trust, Charles Cherington, 10% beneficial owners, and Michael G. Campbell, our chief financial officer, did not timely file a Form 3 due on May 29, 2022, but has subsequently filed such Form 3.

Policy Regarding Hedging

We have adopted a policy that prohibits our directors, officers and employees from entering into any short sale of our securities, buying or selling publicly traded options on our common stock or engaging in hedging in monetization transactions, such as zero-cost collars and forward sale contracts.

PROPOSAL 1

ELECTION OF DIRECTORS

Under our charter, our board of directors is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of one class expires, with their successors being subsequently elected to a three-year term, at each annual meeting of stockholders. At the 2023 Annual Meeting, the nominee named in this proxy statement as a Class I Director will be elected to hold office for three years until his successor is elected and qualified. Our board of directors has nominated Rev. Dr. James Sherblom for re-election as a Class I Director at the 2023 Annual Meeting. Rev. Dr. Sherblom is an independent director as defined by applicable Nasdaq (as defined below) market standards governing the independence of directors, and he has consented to serve, if elected. If Rev. Dr. Sherblom is unable to serve, proxies will be voted for any replacement candidate nominated by our board of directors.

Mr. Randle’s term will expire at the 2023 Annual Meeting. Our board of directors has fixed the number of directors at seven, with such number to be reduced to six immediately following the 2023 Annual Meeting.

Vote Required

The Director will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the meeting. Broker non-votes and proxies marked to withhold authority with respect to the Class I director nominee will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election. We intend to direct our escrow agent that the Earn-Out Shares vote in favor of the Director Proposal.

Nominees for Director and Current Directors

Current SEC rules require us to briefly discuss the specific experience, qualifications, attributes or skills that led our board of directors to conclude that each director or nominee for director should serve on our board of directors.

The following table contains biographical information as of July 1, 2023, about the nominee for Class I director and our current directors whose terms of office will continue after the 2023 Annual Meeting. The table includes information provided by the directors individually as to their age, current position, principal occupation and experience for the past five years, and the names of other public companies for which they currently serve as a director or have served as a director during the past five years.

As you read the disclosure, please keep in mind that any specific qualification, attribute or skill that is attributed to one director should not necessarily imply that other directors do not possess that qualification, attribute or skill. Furthermore, this disclosure does not impose on any director any duties, obligations or liability that are greater than the duties, obligations, and liability imposed on each other member of our board of directors.

Because the discussion of the specific experience, qualifications, attributes or skills of a director is to be made each year in light of our business and structure at that time, the content of this discussion may change for one or more directors in future years.

Name and Age	Business Experience During Past Five Years and Other Directorships	Director Since	Board Committee Memberships

	Class I Director (present term expires in 2023; nominee for election at the 2023 Annual Meeting)

Rev. Dr. James Sherblom Age: 67	Rev. Dr. James Sherblom joined Legacy Comera as Executive Chairman and Director in January 2021 to lead its corporate reorganization and Series B fundraising effort,	2021	Nominating and Corporate

Name and Age	Business Experience During Past Five Years and Other Directorships	Director Since	Board Committee Memberships

reposition its mission and vision, recruit a new senior management team, build out a diverse and inclusive board of directors, and seek future funding, and served as Executive Chairman of Legacy Comera until February 2022. Dr. Sherblom has served as a member of our board of directors since May 2022. We are proud to have such an unusual and timely set of skills and life experiences available as we enter this compassionate new era in medicine. From 1980 to 1983 he worked for Bain and Company, a management consulting firm, in Boston, London, and Munich. From 1984 to 1989 he served as Senior Vice President and Chief Financial Officer of Genzyme Corporation (Nasdaq: GENZ), a biotechnology company, and successfully transitioned Genzyme from a private to a public company. From 1989 to 1993 Dr. Sherblom served as Chairman and CEO of Transgenic Sciences Inc. (Nasdaq: TSI), a biotechnology company, which he also transitioned to public company status. For fifteen years, from 1996 to 2011, he was the founding Managing Partner of Seaflower Ventures, a life sciences venture fund. From 2005 to 2015 he also served as Senior Minister at First Parish Unitarian Universalist in Brookline, MA. Since 2016 Dr. Sherblom has been focused on his investments in three private technology oriented social impact companies: GrainPro Inc., producing and distributing hermetic post-harvest solutions addressing hunger and extreme poverty in the developing world; Connected Homecare, utilizing proprietary software and smart phones to monitor and provide better care for patients at home; and us, utilizing proprietary technology to help develop and lead a new era in compassionate medicine. Dr. Sherblom holds a B.A. from Yale, an MBA from Harvard, and a Master’s in Divinity and Doctor of Ministry from Andover Newton Theological School.

We believe that Dr. Sherblom is well-qualified to serve as our director due to his extensive experience in senior management, finance, strategy, and investment, as well as the compassionate vision he brings to the industry.

			Governance Committee

	Class II Directors (present term expires in 2024)

Jeffrey S. Hackman Age: 61	Jeffrey S. Hackman has served as the Chairman, President, Chief Executive Officer and as a member of our board of directors and the board of directors of Legacy Comera since May 2022 and September 2021, respectively. Prior to joining Legacy Comera, he was President of U.S. Operations from 2019 to 2021 for EUSA Pharma, a global pharmaceutical company focused on cancers and rare diseases. Previously, from 2017 to 2018, Mr. Hackman filled several roles at Aegerion Pharmaceuticals Inc., a biopharmaceutical company, finishing as acting CEO of its parent company, Novelion	2021

Name and Age	Business Experience During Past Five Years and Other Directorships	Director Since	Board Committee Memberships

Therapeutics Inc. (NVLNF). Under his leadership, Novelion reached profitability. He joined Novelion from Shire Inc., a biopharmaceutical company, where he had been Senior VP and Head of U.S. Internal Medicine / Oncology Franchise from 2016 to 2017. Previously, he established the North American oncology commercial division for Baxalta, a biopharmaceutical company, following two years leading US commercial operations for Sigma Tau, a research-based pharmaceutical company. He has also held senior roles in several other pharmaceutical companies.

We believe that Mr. Hackman is well qualified to serve as our President and Chief Executive Officer and as a director due to his extensive industry experience in senior management and leadership positions.

Edward Sullivan, CPA Age: 60

Edward Sullivan, CPA, has served as a member of Legacy Comera’s board of directors since September 2021 and as a member of our board of directors since May 2022. Mr. Sullivan began his career with KPMG, a global network of professional firms providing audit, tax and advisory services, in 1985 as an auditor and retired from KPMG in 2020. He is a comprehensive business strategist and financial expert with 35 years of experience advising public and private companies at all stages of development from early stage, pre-IPO businesses to multi-billion-dollar market cap public companies. He has counselled multinational corporations in various industries and advised businesses through years of growth and transformational change. Mr. Sullivan holds a B.S. in Accounting from Bryant University.

We believe that Mr. Sullivan is well-qualified to serve as our director due to his extensive strategic, and financial experience.

		2021	Audit Committee (Chair) Nominating and Corporate Governance Committee

	Class III Directors (present term expires in 2025)

Roopom Banerjee, MPP Age 47	Roopom Banerjee, MPP, has served as a member of Legacy Comera’s board of directors since September 2021 and as a member of our board of directors since May 2022. Mr. Banerjee has over 25 years of experience spanning corporate strategy, investment banking, private equity, company formation, operating leadership and scientific research. Mr. Banerjee is the Founder and Managing Partner of WhiteLeaf Advisors, an advisory firm for healthcare clients in biotechnology, medical devices, tools and diagnostics, since 2017, a Senior Advisor to Bain Capital, a management consultant firm, since 2020 and an Operating Partner at CRG Investments, a private investment firm, since	2021	Compensation Committee (Chair) Audit Committee

Name and Age	Business Experience During Past Five Years and Other Directorships	Director Since	Board Committee Memberships

2018. Previously, Mr. Banerjee was President and CEO of Raindance Technologies, a company specialized in the development and application of droplet microfluidic technology, from 2010 to 2016, which pioneered the first liquid biopsy blood tests for noninvasive cancer detection, Director of Investment Banking at Leerink Swann, an investment bank, from 2005 to 2009, a Management Consultant at McKinsey, a consulting firm, from 1999 to 2005, and a Summer Associate at Goldman Sachs in 1998. Mr. Banerjee started his career as a scientist at the Dana Farber Cancer Institute, Whitehead Institute/MIT Center for Genome Research, and Massachusetts General Hospital. Mr. Banerjee holds dual B.S. degrees in Biology and Economics from the Massachusetts Institute of Technology, and a Master’s in Public Policy from Harvard University.

We believe that Mr. Banerjee is well-qualified to serve as our director due to his extensive management, strategic, and investment experience.

Kirsten Flowers Age: 48

Kirsten Flowers has served as a member of Legacy Comera’s board of directors since August 2021 and as a member of our board of directors since May 2022. From January 2020 through January 2023, Ms. Flowers served as the Chief Commercial Officer of Kura Oncology, Inc. (Nasdaq: Kura), a biotechnology company, brings more than 15 years of pharmaceutical and biotech experience. She has been the Chief Commercial Officer for Kura since January 2020 and previously served as Senior Vice President of Commercial Operations at Array Biopharma Inc. (Nasdaq: ARRY) (“Array”), a biopharmaceutical company, from 2017 to 2019, where she built and led the commercial organization that delivered the successful launch of Braftovi® + Mektovi® for patients with BRAF-mutant melanoma. Before joining Array, Kirsten was with Pfizer Inc. (NYSE: PFE), a pharmaceutical and biotechnology company, where she held several leadership positions, including the U.S. commercial lead for the launch of the blockbuster drugs IBRANCE® in breast cancer and INLYTA® in renal cell carcinoma. Ms. Flowers also serves on the board of directors for PMV Pharmaceuticals, Inc. (Nasdaq: PMVP). Ms. Flowers earned her MBA from Harvard Business School, and her B.S. in Molecular & Cellular Biology and Psychology from the University of Arizona.

We believe that Ms. Flowers is well-qualified to serve as our director due to her extensive industry commercialization and launch experience.

		2021	Audit Committee Compensation Committee

Name and Age	Business Experience During Past Five Years and Other Directorships	Director Since	Board Committee Memberships

William A. Wexler Age: 64	William A. Wexler has served as a member of Legacy Comera’s strategic advisory board since November 17, 2020, as a member of Legacy Comera’s board of directors since May 2022, and as a member of our board of directors since May 2022. Over the course of his career, Mr. Wexler has worked on over 150 individual projects, serving in various capacities including as Chairman, Chief Executive Officer, Chief Restructuring Officer and other designated roles of senior responsibility. Since April 2017, he has served as Chairman of the Board and in August 2017 he was also appointed Chief Executive Officer of Homer City Holdings, LLC, a holding company which owns and operates a multiple unit merchant power plant located in Pennsylvania. From July 2012 to December 2019, he served in various roles, including as Chairman of the Board, interim Chief Executive Officer, Chief Executive Officer and sole director and shareholder representative of Upstate New York Power Producers, Inc., a holding company that owned and operated power plants throughout upstate New York. In May 2016, he helped facilitate a sale of the company to an energy-specific hedge fund, generating a significant aggregate return to shareholders. From January 2012 to April 2013, Mr. Wexler served as Chief Restructuring Officer of VMR Electronics, LLC, a manufacturer of cable assembly products for the electronics interconnect industry. Between 2006 and 2011, he served as a Managing Director and national finance practice lead at BBK, Ltd., a turn-around advisory firm. From 2002 to 2005, he served as group Managing Director of corporate restructuring at Huron Consulting Group, LLC. From 2000 to 2002, he was a Managing Director at Berenson Minella & Co., a boutique investment-banking firm. Between 1986 and 2000 he served as a Senior Director at BNP Paribas, where he established and led Paribas Properties, Inc., a real estate investment arm of the bank, and also where he was a lead officer of the then newly created U.S. asset workout group. Mr. Wexler started his professional career in 1981 in commercial lease brokerage, asset management and investment sales at Jones Lang Wootton (now Jones Lang LaSalle) where he worked until 1986. He earned a B.A. in Political Science from Johns Hopkins University.	2022

Board of Directors Diversity Matrix

In accordance with Nasdaq’s board diversity listing standards, we are disclosing aggregated statistical information about our board of directors’ self-identified gender and demographic backgrounds as voluntarily confirmed to us by each of our directors.

Comera Life Sciences Holdings, Inc. Board Diversity Matrix (As of May 19, 2023)
Total Number of Directors	7
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	6	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Recommendation

Our board of directors recommends a vote “FOR” our Class I director nominee.

PROPOSAL 2

AMENDMENT TO THE 2022 EQUITY AND INCENTIVE PLAN

We are asking stockholders to approve an amendment to the Comera Life Sciences Holdings, Inc. 2022 Equity and Incentive Plan (the “2022 Plan”) to increase the number of shares of our common stock reserved for issuance under the 2022 Plan by 3,000,000 shares (such number does not take into account the potential effect of approval of the Reverse Stock Split Proposal included herein as Proposal 4). The 2022 Plan is an important part of our compensation program and we believe it is essential to our ability to attract and retain highly qualified employees in an extremely competitive environment in which employees view equity incentives as an important component of their compensation.

The closing price of our common stock on the Nasdaq Capital Market on July 20, 2023 was $0.67 per share. The material terms of the 2022 Plan and a more detailed description of the proposed amendment are set forth below.

General Description of 2022 Plan

The purpose of the 2022 Plan is to (i) provide long-term incentives and rewards to our and our subsidiaries’ employees, officers, directors and other key persons (including consultants and prospective employees) who are in a position to contribute to our long-term success and growth, (ii) attract and retain persons with the requisite experience and ability for positions with us and our subsidiaries, (iii) more closely align the interests of such employees, officers, directors and other key persons with the interests of our stockholders and (iv) promote the success of our business. The 2022 Plan permits us to grant cash and equity-based awards to our employees, officers, directors and key persons (including consultants and prospective employees), including incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock awards, restricted stock units, unrestricted stock awards, cash awards and dividend equivalent rights. To date, we have granted incentive stock options and non-statutory stock options under the 2022 Plan. As of June 30, 2023, 12 employees were eligible to participate in the 2022 Plan. In addition, as of June 30, 2023, 2,854,207 shares of our common stock were reserved for issuance under the 2022 Plan, of which 2,619,056 shares are subject to outstanding option awards, and 243,658 shares remain available for future awards. Outstanding options have exercise prices ranging from $0.59 to $3.72. The weighted average exercise price of all outstanding options is $1.54 per share. All options granted have a term of ten years. The figures above do not include options to purchase 150,000 shares of our common stock which were granted as an inducement award to Janice McCourt outside of the 2022 Plan.

Our board of directors has discretion with respect to the amount of any awards granted under the 2022 Plan and, therefore, total awards that may be granted during a fiscal year to our employees, including our executive officers, are not determinable until completion of the year. Each of our non-employee directors is awarded stock options upon their initial election to our board of directors, which vest over three years, and an annual stock option award, which vests over one year, in each case subject to continued service by the director. In addition, on February 14, 2023, our board of directors approved a temporary modification to our compensation program for non-employee directors. Effective as of January 1, 2023 and continuing until the date that we receive at least $10.0 million (the “Funding Threshold”) from (i) gross proceeds from sales of our securities; (ii) revenues pursuant to contracts with strategic partners; and/or (iii) grants from government agencies or non-profit organizations (the “Modification Period”), we will cease to pay any cash compensation to non-employee directors and, in lieu of such cash compensation, promptly after we file our Form 10-Q or Form 10-K, as applicable, for the preceding quarter, starting with the Form 10-Q for first quarter of 2023, our board of directors shall grant to each non-employee director a stock option to purchase a number of shares of our common stock equal in value (using a Black-Scholes model) to the amount of cash that would otherwise be payable to such director for such quarter pursuant to our compensation program for non-employee directors, multiplied by 1.5. Such options are fully vested on the date of grant. For more information relating to our non-employee director compensation, see “Director Compensation” below.

The following table sets forth shares underlying awards granted under the 2022 Plan through June 30, 2023:

Total Awards Under the 2022 Plan

Number of Shares of Common Stock Underlying Options and Awards
Executive Officers officers:
Jeffrey S. Hackman, Chairman, President, Chief Executive Officer and Director	677,598
Michael G. Campbell, Executive Vice President and Chief Financial Officer	475,000
Neal Muni, MD, Chief Operating Officer	358,198
Dr. Robert Mahoney, Chief Scientific Officer	50,489
Janice McCourt, Chief Business Officer (1)	—
Current executive officers as a group (5 persons)	1,561,285
Current non-employee directors as a group (6 persons)	516,780
Other Company employees as a group	690,991

Total Awards through June 30, 2023	2,769,056

(1)	Does not include options to purchase 150,000 shares of our common stock at $1.36 per share as an inducement award granted outside the 2022 Plan.

Key Plan Provisions

•	The 2022 Plan will continue until the tenth anniversary of the effective date of the 2022 Plan unless earlier terminated by our board of directors or our compensation committee.

•

The 2022 Plan provides for the grant of stock options, both incentive stock options and non-statutory stock options, stock appreciation rights, restricted stock, unrestricted stock, restricted stock units, dividend equivalent rights, and cash awards.

•

2,059,839 shares of our common stock were authorized for issuance pursuant to awards under the 2022 Plan, and 794,368 shares were added on January 1, 2023, pursuant to the automatic share reserve increase feature described below. If the 2022 Plan Proposal is approved, an additional 3,000,000 shares of our common stock will be reserved for issuance under the 2022 Plan, resulting in a total of 5,854,207 shares reserved for issuance under the 2022 Plan.

•

The 2022 Plan provides for an automatic share reserve increase feature, whereby the share reserve will be increased automatically on the first day of each fiscal year, in an amount equal to 4% of the total number of shares of our common stock outstanding on the last day of the immediately preceding fiscal year, or a lesser number of shares as determined by the administrator. The automatic share reserve feature will cease immediately after the increase on the first day of the 2032 fiscal year.

•	The 2022 Plan is administered by our compensation committee, as designated by our board of directors.

Securities Authorized for Issuance Under Equity Compensation Plans

Prior to the consummation of the Transaction, Legacy Comera maintained the Comera Life Sciences, Inc. 2021 Stock Option and Grant Plan (the “2021 Plan”). All awards under the 2021 Plan that were outstanding as of the close of the Transaction continue to be governed by the terms, conditions and procedures set forth in the 2021 Plan and any applicable award agreement, as those terms were equitably adjusted in connection with the Transaction, but these awards (the “Rollover Options”) are considered outstanding under the 2022 Plan, which is described in more detail below.

There were initially 2,059,839 shares of our common stock (the “Initial Limit”) reserved for issuance under the 2022 Plan, and shares subject to the Rollover Options count against this limit. The 2022 Plan provides that the number of shares of our common stock reserved and available for issuance under the 2022 Plan will automatically increase each January 1, beginning on January 1, 2023 and on each January 1 thereafter, by 4% of the outstanding number of shares of our common stock on the immediately preceding December 31, or such lesser amount as determined by the plan administrator (the “Annual Increase”). This limit is subject to adjustment in the event of a reorganization, recapitalization, reclassification, stock split, stock dividend, reverse stock split or other similar change in our capitalization. The maximum aggregate number of shares of our common stock that may be issued upon exercise of incentive stock options under the 2022 Plan may not exceed the Initial Limit cumulatively increased on January 1, 2023 and on each January 1 thereafter by the lesser of the Annual Increase or a number of shares of our common stock equal to twice the Initial Limit. Shares underlying any awards under the 2022 Plan that are forfeited, cancelled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock or otherwise terminated (other than by exercise) will be added back to the shares available for issuance under the 2022 Plan and, to the extent permitted under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder, the shares may be issued as incentive stock options. In addition, to the extent consistent with the requirements of Section 422 of the Code, awards granted or stock issued upon assumption of, or in substitution or exchange for, awards previously granted by an entity we acquire or merge with or into, shall not reduce the shares available for issuance under the 2022 Plan , nor will the shares underlying such awards be added back to the shares available for issuance under the 2022 Plan in the event of any forfeiture, cancelation, reacquisition, expiration, termination, cash settlement or non-issuance of such shares.

The 2022 Plan contains a limitation whereby the value of all awards under the 2022 Plan and all other cash compensation that we pay to any non-employee director may not exceed $750,000 in any calendar year, except that the limit will be $1,000,000 for the first calendar year a non-employee director is initially appointed to our board of directors. The foregoing limitation are calculated without regard to amounts paid to any non-employee director (including retirement benefits and severance payments) in respect of any services provided in any capacity (including employee or consultant) other than as a non-employee director. Our board of directors may make exceptions to this limit for a non-executive chair of our board of directors with the approval of a majority of the disinterested directors.

The 2022 Plan also requires that all awards under the 2022 Plan be granted with a vesting schedule or restriction period of at least one year, except that awards for shares equal to an aggregate amount of up to five percent of the shares authorized for issuance under the 2022 Plan may be granted without meeting this requirement. Notwithstanding the foregoing, any awards that are expressly made in lieu of cash compensation are not subject to such restriction.

Both the 2022 Plan and 2021 Plan were approved by our or Legacy Comera’s, as applicable, stockholders. The table below provides information regarding securities authorized for issuance as of December 31, 2022, under our equity compensation plans.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights, and vesting of outstanding restricted stock units		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column) (a)
	(a)		(b)	(c)
Equity compensation plans approved by security holders	2,002,641		$1.70	851,565	(1)
Equity compensation plans not approved by security holders	150,000	(2)	1.36	—

Total	2,152,641		$1.69	851,565

(1)

Includes shares issuable under our 2022 Plan, which may be issued in the form of stock options, stock appreciation rights restricted stock, unrestricted stock, restricted stock units, dividend equivalent rights and cash awards. This number includes the automatic increase in shares to our 2022 Plan by its terms, added January 1 of each year, including 794,368 shares added on January 1, 2023, and calculated as a 4% increase of the number of shares of our common stock issued and outstanding on the last day of immediately preceding fiscal year or such lesser number of shares of our common stock as determined by the 2022 Plan administrator.

(2)	Consists of 150,000 shares subject to inducement options granted to Janice McCourt on November 8, 2022.

Administration and Eligibility

Awards are made by our board of directors, typically after recommendations by our compensation committee. Our compensation committee administers the 2022 Plan and determines the terms and conditions of each award granted to our executive officers and directors, including the exercise price, the form of payment of the exercise price, the number of shares subject to the award and the time at which such options become exercisable. The 2022 Plan prohibits the plan administrator, without the approval of our stockholders, from repricing any stock options or stock appreciation rights. The plan administrator’s determinations under the 2022 Plan need not be uniform. The plan administrator may delegate to one or more officers the authority to grant stock options and other awards to employees who are not subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subject to certain limitations and guidelines. Persons eligible to participate in the 2022 Plan will be our and our affiliates’ directors, officers, employees and consultants as selected from time to time by the plan administrator in its discretion.

The 2022 Plan requires the plan administrator to make appropriate adjustments to the number of shares of our common stock that are subject to the 2022 Plan, to certain limits in the 2022 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Awards

The 2022 Plan authorizes the following type of awards: incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock awards, restricted stock units, unrestricted stock awards, cash awards and dividend equivalent rights.

Options. The 2022 Plan permits the granting of both options to purchase shares of our common stock intended to qualify as incentive stock options under Section 422 of the Code and options that do not so qualify.

Options granted under the 2022 Plan will be non-qualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to our or our eligible subsidiaries’ employees. Non-qualified options may be granted to any persons eligible to receive awards under the 2022 Plan. The option exercise price of each option will be determined by the plan administrator at the time of grant but generally may not be less than 100% of the fair market value of our common stock on the date of grant or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of such share’s fair market value on the date of grant. The fair market value is generally determined as the closing price of our common stock on the date of grant. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price. The term of each option will be fixed by the plan administrator and may not exceed ten years from the date of grant, subject to limited exceptions as described in the 2022 Plan. The plan administrator will determine at what time or times each option may be exercised, including the ability to accelerate the vesting of such options.

Upon exercise of an option, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the plan administrator or by delivery (or attestation to the ownership) of shares of our common stock that are beneficially owned by the optionee free of restrictions or were purchased in the open market. The exercise price may also be delivered by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the plan administrator may permit options to be exercised using a “net exercise” arrangement that reduces the number of shares issued to the optionee by the largest whole number of shares with a fair market value that does not exceed the aggregate exercise price.

Stock appreciation rights. The plan administrator may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to receive shares of our common stock, or cash to the extent provided for in an award agreement, equal to the value of the appreciation in our common stock price over the exercise price. The exercise price may not be less than 100% of the fair market value of our common stock on the date of grant. The term of each stock appreciation right will be fixed by the plan administrator and may not exceed ten years from the date of grant, subject to limited exceptions as described in the 2022 Plan. The plan administrator will determine at what time or times each stock appreciation right may be exercised.

Restricted stock awards, Restricted Stock Units, Unrestricted Stock, Dividend Equivalent Rights. The plan administrator may award restricted shares of our common stock and restricted stock units subject to such conditions and restrictions as it may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment through a specified vesting period. The plan administrator may also grant shares of our common stock that are free from any restrictions under the 2022 Plan. Unrestricted stock may be granted or sold to participants in recognition of past services or for other valid consideration and may be issued in lieu of cash compensation due to such participant. The plan administrator may grant dividend equivalent rights to participants that entitle the recipient to receive credits for dividends that would have been paid if the recipient had held a specified number of shares of our common stock.

Cash awards. The plan administrator may grant cash-based awards under the 2022 Plan to participants, subject to such vesting and other terms and conditions as the plan administrator may determine.

Federal Income Tax Consequences Relating to Equity Awards

Incentive Stock Options

The grantee of an incentive stock option recognizes no income for federal income tax purposes on the grant thereof. Except as provided below with respect to the alternative minimum tax, there is also no tax upon exercise of an incentive stock option. If the shares acquired upon exercise of an incentive stock option are not disposed of by the option holder within two years from the date of the grant of the incentive stock option or within one year after exercise of the incentive stock option, any gain or loss realized by the option holder on the subsequent sale of such shares is treated as long-term capital gain or loss for federal income tax purposes. In order to qualify for the foregoing tax treatment, the option holder generally must be employed by us or any of our subsidiaries from the grant date of the incentive stock option through a date that is within three months before the exercise date. If the shares are sold prior to the expiration of such two-year and one-year periods, which is known as a “disqualifying disposition,” the excess, if any, of the lesser of the value of the shares at the date of exercise or at the date of sale over the exercise price of the incentive stock option is treated as compensation to the option holder taxable as ordinary income, and any additional gain is treated as capital gain (which will be long-term capital gain if the shares are held for more than one year). If the shares are sold in a disqualifying disposition for less than the aggregate exercise price paid for such shares under the incentive stock option, the resulting loss will constitute a long-term or short-term capital loss depending on whether the shares were held for more than one year after the exercise date. Upon any exercise of an incentive stock option, the excess of the fair market value of the underlying shares over the option price at the time of exercise will constitute an item of tax preference for purposes of the alternative minimum tax.

Non-Statutory Stock Options

The grantee of a non-statutory stock option recognizes no income for federal income tax purposes on the grant thereof. On the exercise of a non-statutory stock option, the difference between the fair market value of the underlying shares of our common stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise, and such fair market value becomes the basis for the underlying shares, which will be used in computing any capital gain or loss upon disposition of such shares (which will be long-term capital gain or loss if the shares are held for more than one year).

Stock Appreciation Rights

The grantee of a stock appreciation right recognizes no income for federal income tax purposes on the grant thereof. On the exercise of a stock appreciation right, the difference between the fair market value of our common stock on the date of exercise and the exercise price of the stock appreciation right, multiplied by the number of shares of our common stock subject to the stock appreciation right, is treated as compensation to the grantee and is taxable as ordinary income in the year of exercise.

If upon the exercise of a stock appreciation right the grantee receives our common stock, the grantee’s basis in those shares, which will be used in computing any capital gain or loss upon disposition of such shares, will be equal to the fair market value of those shares on the date of exercise. Any gain recognized by the recipient upon a subsequent disposition of such shares is treated as long-term capital gain if the recipient held such shares for more than one year, and short-term capital gain if the recipient held the shares for one year or less.

Restricted Stock Awards

The grantee of restricted stock recognizes no income for federal income tax purposes on the grant thereof unless, as described below, he or she otherwise elects. Instead, the grantee will recognize ordinary income in an amount equal to the fair market value of the restricted stock on the date or dates it vests (that is, the date or dates it is no longer subject to a substantial risk of forfeiture), less the amount, if any, the grantee paid for the stock. Such fair market value shall be the grantee’s basis in such stock, which will be used in computing any capital gain or loss upon the disposition of such stock. The capital gain on such disposition will be long-term capital gain if the grantee held the stock for more than one year after the applicable vesting date, and short-term capital gain if the recipient held such shares for one year or less after the applicable vesting date.

Alternatively, the grantee of restricted stock may elect, pursuant to Section 83(b) of the Code (an “83(b) Election”), within 30 days after the grant date, to include the grant-date fair market value of such restricted stock (less the amount, if any, the grantee paid for such stock) in the grantee’s gross ordinary income in the year of the grant. Such grant-date fair market value will become the grantee’s basis in the shares, which will be used in determining any capital gain or loss upon the disposition of such shares. The proceeds from a disposition of such shares will be taxable as capital gain to the extent they exceed the grantee’s basis in such shares. This capital gain will be long-term capital gain if the disposition is more than one year after the grant date, and short-term capital gain if the disposition is one year or less after the grant date. If the proceeds from such disposition are less than the grantee’s basis in such shares, the grantee will incur a short-term or long-term capital loss depending on whether the disposition occurs more than one year after the grant date. If the restricted stock is forfeited after the grantee has made an 83(b) Election but before the stock vests, the grantee will not be entitled to a deduction for any amount reported as income or any taxes paid as a result of such election. Grantees of restricted stock who wish to make an 83(b) Election are advised to consult their own tax advisors.

Restricted Stock Units

The grantee of a restricted stock unit recognizes no income for federal income tax purposes on the grant thereof. Upon the issuance of shares or the payment of cash in settlement of such award, the grantee will recognize ordinary income equal to the fair market value of such shares or the amount of such cash. The grantee’s basis in any shares received in settlement of a restricted stock unit will be equal to the fair market value of such shares on the settlement date. Any gain or loss realized by the grantee upon a subsequent disposition of such shares will be treated as long-term capital gain or loss if the recipient held the shares for more than one year, and short-term capital gain or loss if the recipient held the shares for one year or less.

Unrestricted Stock Awards

The grantee of an unrestricted stock award will recognize ordinary income in the year of grant equal to the difference between the fair market value of such unrestricted stock on the grant date less the amount, if any, the grantee paid for such stock. The grantee’s basis in such unrestricted stock award will be equal to such grant-date fair market value. Any gain or loss realized by the grantee upon a subsequent disposition of such unrestricted stock will be treated as long-term capital gain or loss if the recipient held the shares for more than one year, and short-term capital gain or loss if the recipient held the shares for one year or less.

Other Awards

Generally, grantees who receive other stock-based awards or cash-based awards will recognize ordinary income at the time of payment of the award in an amount equal to the amount of cash paid and/or the fair market value of our common stock delivered to the grantee. Grantees who receive any dividend equivalent amounts will recognize such payment as ordinary income (not dividend income).

Parachute Payments

If the vesting, payment or exercisability of any portion of any option or other award results from or is accelerated because we undergo a change in control, any payments with respect to such awards could be treated as “parachute payments” as defined in Section 280G of the Code. In addition, any payments with respect to an option or other award that was granted within the one-year period prior to such change in control could also be treated as parachute payments. To the extent such parachute payments are determined to constitute “excess parachute payments” as defined in Section 280G of the Code, then the recipient will be subject to a 20% federal excise tax on any parachute payments they receive in excess of one (1) times their average compensation over the five-year period ending immediately prior to the calendar year of the change in control, in addition to any other taxes ordinarily payable thereon, and we will be denied a deduction for such parachute payments.

Section 409A

Awards under the 2022 Plan are intended to be exempt from Section 409A of the Code and the Treasury Regulations and other guidance promulgated thereunder (“Section 409A”) to the greatest extent possible, and to otherwise comply with Section 409A. Section 409A imposes restrictions on the payment of certain types of deferred compensation. Awards that do not comply with Section 409A or an exemption therefrom are taxable at the time they are considered to have been earned (even if no amount is payable under the award at that time) and are subject to an additional 20% federal penalty tax and, potentially, interest. We make no representation that any or all of the payments or benefits described in the 2022 Plan will be exempt from or comply with Section 409A, and we make no undertaking to preclude Section 409A from applying to any such payment. The grantee shall be solely responsible for the payment of any taxes, interest, and penalties incurred under Section 409A. To the extent required by Section 409A, if any award that is subject to Section 409A becomes payable to a “specified employee” (within the meaning of Section 409A) as a result of their termination of employment, such award will not be paid before the date that is six months after the date of such termination of employment.

Taxation of the Company

Generally, subject to certain limitations, we may deduct on our corporate income tax return, in the year in which a participant in the 2022 Plan recognizes ordinary income upon the occurrence of any of the following events, an amount equal to the amount recognized by the participant as ordinary income upon the occurrence of these events: (i) the exercise of a non-statutory stock option, (ii) a disqualifying disposition of an incentive stock option, (iii) a lapse of a substantial risk of forfeiture of a restricted stock award, (iv) a grantee’s 83(b) Election in connection with a restricted stock award, (v) the exercise of a stock appreciation right, (vi) the payment of cash or issuance of shares pursuant to a restricted stock unit, and (vii) the payment of cash or delivery of our common stock pursuant to any other stock-based or cash award under the 2022 Plan. Our or our the applicable subsidiary’s ability to receive a corresponding compensation deduction will be limited by, among other things, Section 162(m) of the Code, which generally disallows a deduction for any compensation paid to a “covered employee” in any taxable year that exceeds $1 million.

The 2022 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA), and is not qualified under Section 401(a) of the Code.

Proposed Amendment to the 2022 Plan

On July 29, 2023, our board of directors voted, subject to stockholder approval, to amend the 2022 Plan to increase the number of shares of our common stock reserved for issuance under the 2022 Plan by 3,000,000 shares. As of June 30, 2023, this will bring the total shares reserved for issuance to 5,854,207 shares, subject to adjustment for stock-splits and similar capital changes.

Stockholder approval of the 3,000,000 share increase is required under applicable Nasdaq Market Rules as well as to ensure that these shares may be treated as incentive stock options under the Code. This amendment is intended to provide a sufficient number of shares of common stock for anticipated awards to eligible persons through 2026.

If the 2022 Plan Proposal is approved by the requisite stockholders, we intend to register the additional shares reserved for issuance under the 2022 Plan by filing a registration statement on Form S-8 following stockholder approval.

The preceding summary of the 2022 Plan is qualified in its entirety by reference to the full text of the 2022 Plan, which is set forth as Appendix A to this proxy statement filed with the SEC.

New Plan Benefits

The issuance of any awards under the 2022 Plan will be at the discretion of our board of directors and the 2022 Plan administrator. Therefore, it is not possible to determine the amount or form of any award that will be granted to any individual in the future.

Vote Required

The affirmative vote of the holders of a majority of the votes cast at the 2023 Annual Meeting will constitute the approval of the amendment to increase the number of shares of our common stock reserved for issuance under our 2022 Plan by 3,000,000 shares. An abstention, broker non-vote or a failure to submit a proxy or vote at the 2023 Annual Meeting will have no effect on the outcome of the 2022 Plan Proposal. We intend to direct our escrow agent that the Earn-Out Shares vote in favor of the 2022 Plan Proposal.

Recommendation

Our board of directors recommends a vote “FOR” the proposal to approve the amendment to the 2022 Plan.

PROPOSAL 3

THE NASDAQ PROPOSAL

Overview

We are asking stockholders to approve the issuance of 3,561,851 shares of our common stock and up to 8,904,641 shares of our common stock issuable upon exercise of warrants in order to comply with Nasdaq Listing Rule 5635, as described in more detail below. The completion of the transactions discussed herein would provide us with approximately $1.8 million of cash, which we require to execute our business plan and to further our efforts to regain compliance with Nasdaq Listing Rule 5550(b)(1), which requires us to maintain a minimum stockholders’ equity value of $2.5 million.

Background

On July 31, 2023, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers described below (collectively, the “Purchasers” and each a “Purchaser”), pursuant to which we agreed to issue and sell to the Purchasers in a private placement (the “Private Placement”) an aggregate of 7,960,867 shares (the “Shares”) of our common stock at a purchase price of $0.51125 per Share, and accompanying warrants (the “Warrants”) to purchase up to 19,902,191 shares of our common stock (the “Warrant Shares”) at an exercise price of $0.6135 per Warrant Share, for an aggregate purchase price of approximately $4.1 million. No placement agent was retained, and no placement agent fees are payable in connection with the Private Placement. We intend to use the proceeds from the Private Placement for working capital and general corporate purposes.

For purposes of complying with Listing Rules 5635(b) and 5635(d) of The Nasdaq Stock Market LLC, the Private Placement will take place in two separate closings. The first closing was subject to customary representations and warranties and closing conditions and took place on July 31, 2023 (the “First Closing”), and we sold an aggregate of 4,399,016 Shares and accompanying Warrants to purchase up to 10,997,550 Shares. The second closing will include the sale and issuance of an additional 3,561,851 Shares and Warrants to purchase up to an additional 8,904,641 Shares (the “Subsequent Closing”) and is conditioned upon, among other customary closing conditions, and is expected to take place following, receipt of stockholder approval of the Private Placement. We have agreed to hold an annual or special meeting of its stockholders for the purpose of obtaining such stockholder approval as soon as reasonably possible following the mailing of the proxy statement, but not later than the later of (i) September 15, 2023 or (ii) if the SEC notifies us that it will review the preliminary proxy statement, November 14, 2023. If the stockholders do not approve the Private Placement, the Subsequent Closing will not take place.

The Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Act and by Rule 506 of Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws. We relied on this exemption from registration based in part on representations made by the Purchasers, including that each Purchaser is an “accredited investor,” as defined in Rule 501(a) promulgated under the Securities Act.

In addition, on July 31, 2023, we entered into a Registration Rights Agreement with the Purchasers (the “Registration Rights Agreement”), pursuant to which we agreed to file a registration statement with the SEC covering resales of the Shares and Warrant Shares by the Purchasers no later than 30 calendar days following the date of the First Closing, and to use our best efforts to have such registration statement declared effective as promptly as possible thereafter. We will bear all expenses of such registration of the resale of the Shares and the Warrant Shares.

Pursuant to the Purchase Agreement, the Purchasers have a right, for one year from the date of execution of the Purchase Agreement, to participate in up to 50% in the aggregate offering amount of any equity securities that we may issue or sell, subject to certain limited exceptions. We are also restricted, for a period of 90 days after the First Closing, from raising any equity or debt capital, unless such restriction is waived by the majority of the Purchasers, and such waiver not to be unreasonably withheld for offerings deemed to be necessary to regain or maintain compliance with the Nasdaq Listing Rules.

The Purchasers consist of a select group of existing stockholders who are qualified institutional buyers, institutional accredited investors or accredited investors and include Charles Cherington, the beneficial owner of more than 10% of our common stock prior to the First Closing, The Alexander V. Soane 2019 Irrevocable Trust dated June 7, 2019 and The Nicholas V. Soane 2019 Irrevocable Trust dated June 7, 2019, for each of which David Soane, the beneficial owner of more than 10% of our common stock prior to the First Closing, serves as trustee, and OTR Acquisition Sponsor LLC, IAF, LLC and Freebird Partners LP, each a beneficial owner of 5% or more of our common stock prior to the First Closing, each of which participated on the same terms and subject to the same conditions as all other Purchasers.

Each of the Purchasers has agreed to vote all shares of voting capital stock of the Company owned thereby (other than shares acquired at the First Closing) in favor of the Nasdaq Proposal. As of the date of this proxy statement, the aggregate number of shares of voting capital stock of the Company (other than shares acquired at the First Closing) subject to such voting agreement (excluding any shares issuable upon exercise of warrants held by such investors) is equal to 12,082,752, representing 44.7% of the issued and outstanding shares of voting capital stock of the Company.

Description of Warrants

Form. The Warrants will be issued as individual warrant agreements to the purchasers.

Duration and Exercise Price. The Warrants issued in the First Closing become exercisable on the date that is six months and one day after the First Closing and the Warrants issued in the Subsequent Closing, if such Subsequent Closing is approved by our stockholders, will be immediately exercisable. All of the Warrants will expire five years from their respective date of issuance.

Exercisability. The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to the Company a duly executed exercise notice accompanied by payment in full for the number of Warrant Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Exercise Limitation. The Warrants contain beneficial ownership limitations that may be waived at the option of each holder upon 61 days’ notice to us, but in no event may such beneficial ownership limitation exceed 19.99% of the number of shares of our outstanding common stock (the “Cap”). If we obtain stockholder approval for Private Placement, the Cap will no longer apply to the Warrants. We agreed to seek such stockholder approval at this annual meeting of stockholders.

Transferability. Subject to applicable laws, the Warrants may be transferred at the option of the holder upon surrender of the Warrants to us together with the appropriate instruments of transfer and the payment of all transfer taxes by the holder.

Adjustments. The exercise price of the Warrants and the number of shares of our common stock issuable upon the exercise of the Warrants are subject to adjustment in certain circumstances.

Rights Upon Distribution of Assets. If we declare or make any dividend or other distribution of our assets to holders of shares of our common stock, the exercise price in effect immediately prior to the record date fixed for determination of holders entitled to receive the distribution shall be reduced pursuant to a formula set forth in the Warrants and the number of Warrant Shares shall be adjusted accordingly.

Listing. There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants on any national securities exchange or other nationally recognized trading system.

Fundamental Transactions. In the event of any fundamental transaction, as described in the Warrants and generally including any merger with or into another entity (excluding a merger effected solely to change our name or domicile), sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, we will make appropriate provision so that the Warrants shall thereafter be exercisable for shares of the successor entity based upon the conversion ratio or other consideration payable in the fundamental transaction. In connection with a fundamental transaction that constitutes a corporate event, we will make appropriate provision to ensure that the holder will thereafter have the right to receive upon exercise of the Warrant in lieu of the shares of our common stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such fundamental transaction, such shares of stock, securities, cash, assets or any other property whatsoever which the holder would have been entitled to receive upon the happening of such fundamental transaction had the Warrant been exercised immediately prior to such fundamental transaction.

Right as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Warrants.

Waivers and Amendments. Any term of the Warrants may be amended or waived with our written consent and the written consent of the holder of such Warrant.

The information provided in this proxy statement contains summaries of the Purchase Agreement, Registration Rights Agreement and the Warrants and is subject to, and qualified in its entirety by reference to, the Form of Warrant, the Purchase Agreement and Registration Rights Agreement, which were filed as Exhibits 4.1, 10.1 and 10.2, respectively, to our Current Report on Form 8-K, filed with the SEC on August 1, 2023, and are incorporated herein by reference.

Adverse Effects of Approval of this Proposal

The approval of this proposal will result in issuance to the Purchasers of 3,561,851 shares of our common stock, which would dilute the ownership interest of our existing stockholders, and the full exercise of the Warrants would result in the issuance of an additional 8,904,641 shares of our common stock, further diluting the ownership interest of our existing stockholders. The table below provides the number of shares of our common stock and warrants to purchase shares of our common stock held, as well as beneficial ownership and voting power, immediately following the First Closing and, if approved, the Subsequent Closing, for each Purchaser that beneficially owned or will beneficially own more than 10% of our issued and outstanding shares of common stock on an as-converted to our common stock basis (the “Significant Stockholders”):

Name of Beneficial Owner	Shares Held Following First Closing (#)	Warrants Held Following First Closing (#)	Beneficial Ownership (%)		Voting Power (%)		Shares Held Following Subsequent Closing (#)	Warrants Held Following Subsequent Closing (#)	Beneficial Ownership (%)		Voting Power (%)
David Soane et al.	4,377,644	1,089,998	17.6		17.4		4,495,003	1,383,396	18.6		18.4
Cherington et al.	3,828,119	3,686,974	18.9		18.6		5,881,908	8,821,448	37.6		37.3
IAF, LLC	2,183,831	3,652,363	9.9	(1)	9.8	(1)	2,632,730	4,774,612	18.7	(1)	18.6	(1)
Freebird Partners LP	1,049,399	1,941,286	6.5		6.5		1,254,777	2,454,733	9.9	(2)	9.8	(2)

(1)

Excludes certain shares of our common stock subject to warrants exercisable for $1.23 per share issued on January 2, 2023, which may not be exercised to the extent the warrant holder’s beneficial ownership will exceed 9.99% of the number of shares of our common stock outstanding.

(2)

Excludes certain shares of our common stock subject to warrants exercisable for $1.23 per share issued on January 2, 2023, which may not be exercised to the extent the warrant holder’s beneficial ownership will exceed 9.99% of the number of shares of our common stock outstanding.

As a result, if the Nasdaq Approval is approved, the Significant Stockholders may exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, amendment of our Charter (as defined below), and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of our Company or changes in management and will make the approval of certain transactions difficult or impossible without the approval of some or all of the Significant Stockholders, which in turn could reduce the price of our common stock. In addition, the sale into the public market of shares of our common stock issued at the Subsequent Closing and Warrant Shares issued upon exercise of the Warrants issued at the Subsequent Closing could materially and adversely affect the market price of our common stock.

Reasons for Requesting Shareholder Approval

Nasdaq Listing Rule 5635(b) requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a “change of control” of the issuer. Generally, Nasdaq interpretations provide that the acquisition of 20% of the shares of an issuer by one person or a group of affiliated persons may be deemed a change of control of such issuer. The issuance of Shares in the Subsequent Closing or the exercise of the Warrants by Mr. Cherington, Mr. Soane or IAF, LLC may result in the issuance of more than 20% of our common stock to such stockholder and in a change of control under the Nasdaq interpretations of Rule 5635(b). Stockholders should note that a “change of control” as described under Nasdaq Listing Rule 5635(b), applies only with respect to the application of such rule, and does not necessarily constitute a “change of control” for purposes of Delaware law, our organizational documents or any other agreements to which we may be a party.

In addition, Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions, other than public offerings, resulting in the issuance of greater than 20% of the outstanding common stock or voting power of the issuer prior to the offering at a price less than the “Minimum Price,” which Nasdaq defines as the lower of the issuer’s most recent closing price immediately prior to signing the binding agreement for the transaction or the average of the closing price for the five trading days immediately preceding the signing of the binding agreement. The issuance of 3,561,851 Shares for $0.51125 per Share and accompanying Warrants to purchase up to 8,904,641 Shares will constitute an issuance of greater than 20% of our outstanding common stock and result in a price per share of our common stock less than the Minimum Price at the time the Purchase Agreement was signed.

Our board of directors has determined that consummating the sale of the Securities under the Purchase Agreement, which would result in gross proceeds to us of approximately $1.8 million, is in our and our stockholders’ best interests because we require additional funding to (i) support our development programs, and (ii) regain compliance with Nasdaq Listing Rule 5550(b)(1).

Vote Required

The affirmative vote of the holders of a majority of the votes cast at the 2023 Annual Meeting will constitute the approval of the Nasdaq Proposal. An abstention, broker non-vote or a failure to submit a proxy or vote at the 2023 Annual Meeting will have no effect on the outcome of the Nasdaq Proposal. We intend to direct our escrow agent that the Earn-Out Shares vote in favor of the Nasdaq Proposal.

Recommendation

Our board of directors recommends a vote “FOR” the approval of the Nasdaq Proposal.

PROPOSAL 4

THE REVERSE STOCK SPLIT PROPOSAL

General

On July 29, 2023, our board of directors unanimously adopted resolutions approving, declaring advisable and recommending to our stockholders for their approval an amendment (the “Amendment”) to our Amended and Restated Certificate of Incorporation (our “Charter”) to effect a reverse stock split with a ratio in the range of 1-for-5 and 1-for-20, such ratio to be determined by our board of directors in its discretion at any time within one year after stockholder approval is obtained, to regain compliance with the $1.00 minimum bid price continued listing requirement), with respect to the issued and outstanding shares of our common stock (the “Reverse Stock Split”). The Reverse Stock Split will also affect outstanding options and warrants, as described in “—Effect on the 2022 Plan, Outstanding Options and Warrants” below.

Approval of this proposal will grant our board of directors the authority, without further action by our stockholders, to carry out the Reverse Stock Split any time within one year after stockholder approval is obtained, with the exact exchange ratio and timing to be determined at the discretion of our board of directors and set forth in a public announcement. Even if our stockholders approve this proposal, our board of directors may determine in its discretion not to effect the Reverse Stock Split and to abandon the Amendment to implement the Reverse Stock Split prior to the time the Amendment is filed and becomes effective. In addition, our board of directors may determine to effect the Reverse Stock Split even if the trading price of our shares of our common stock is at or above $1.00 per share.

If approved, this proposal would approve the Amendment set forth in Appendix B solely to the extent such Amendment relates to the Reverse Stock Split. The text of the proposed Amendment to effect the Reverse Stock Split is subject to revision to include such changes as may be required by the Secretary of State of Delaware and as our board of directors deems necessary and advisable to effect the proposed Amendment. Stockholders are urged to carefully read Appendix B.

Background

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “CMRA.” The continued listing requirements of the Nasdaq Capital Market provide, among other things, that our common stock must maintain a closing bid price in excess of $1.00 per share. On May 2, 2023, we received written notice from the Nasdaq Stock Market LLC (“Nasdaq”) indicating that we were not in compliance with the $1.00 minimum bid price requirement for continued listing on the Nasdaq Capital Market, as set forth in Listing Rule 5550(a)(2). In accordance with Listing Rule 5810(c)(3)(A), we were provided a period of 180 calendar days, or until October 30, 2023, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of our common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this 180-day period. If we are not in compliance by October 30, 2023, we may be eligible for additional time to regain compliance. To qualify, we would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, except for the minimum bid price requirement. In addition, we would be required to notify Nasdaq of our intent to cure the minimum bid price deficiency. If we do not regain compliance within the allotted compliance periods, including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that our common stock will be subject to delisting. We would then be entitled to appeal Nasdaq’s determination, but there can be no assurance that Nasdaq would grant our request for continued listing.

Our board of directors determined that the continued listing of our common stock on the Nasdaq Capital Market is beneficial for our stockholders. The delisting of our common stock from the Nasdaq Capital Market would likely have very serious consequences for us and our stockholders. If our common stock is delisted from the Nasdaq Capital Market, our board of directors believes that the trading market for our common stock could become significantly less liquid, which could reduce the trading price of our common stock and increase the transaction costs of trading in shares of our common stock.

The Reverse Stock Split will affect outstanding options and warrants, as described in “—Effect on the 2022 Plan, Outstanding Options and Warrants” below. Approval of this proposal will grant our board of directors the authority, without further action by our stockholders, to carry out the Reverse Stock Split at any time within one year after stockholder approval is obtained, with the exact exchange ratio and timing to be determined at the discretion of our board of directors.

Even if our stockholders approve this proposal, our board of directors may determine in its discretion not to effect the Reverse Stock Split and to abandon the Amendment to effect the Reverse Stock Split prior to the time the Amendment is filed and becomes effective.

Effective Time

If this proposal is approved and our board of directors determines to effect the Reverse Stock Split, we will file the proposed Amendment with the Secretary of State of Delaware. The Reverse Stock Split will become effective at the time the Amendment is filed with the Secretary of State of Delaware and becomes effective, with the exact timing to be determined at the discretion of our board of directors.

If this proposal is approved, no further action on the part of stockholders would be required to either effect or abandon the Reverse Stock Split. If our board of directors does not implement the Reverse Stock Split within one year after stockholder approval is obtained, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Amendment to effect the Reverse Stock Split will be abandoned. Our board of directors reserves its right to elect not to proceed and abandon the Reverse Stock Split if it determines, in its sole discretion, that this proposal is no longer in the best interests of our stockholders.

Reasons for the Reverse Stock Split

The principal purpose of the Reverse Stock Split is to decrease the total number of shares of our common stock outstanding and proportionately increase the market price of our common stock above $1.00 per share in order to meet the continuing listing requirements of the Nasdaq Capital Market. Accordingly, our board of directors approved the Reverse Stock Split Proposal in order to help ensure that the share price of our common stock meets the continued listing requirements of the Nasdaq Capital Market. Our board of directors intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is in our and our stockholders’ best interests and is likely to improve the trading price of the shares of our common stock and improve the likelihood that we will be allowed to maintain our continued listing on the Nasdaq Capital Market. Our board of directors may determine to effect the Reverse Stock Split even if the trading price of our common stock is at or above $1.00 per share.

Board Discretion to Implement the Reverse Stock Split

Our board of directors believes that stockholder approval of a range of Reverse Stock Split ratios (rather than a single exchange ratio) is in the best interests of our stockholders because it provides our board of directors with the flexibility to achieve the desired results of the Reverse Stock Split and because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. If stockholders approve this proposal, our board of directors would carry out a reverse stock split only upon our board of directors’ determination that a reverse stock split would be in the best interests of our stockholders at that time. Our board of directors would then set the ratio for the Reverse Stock Split within the range approved by stockholders and in an amount it determines is advisable and in the best interests of the stockholders considering relevant market conditions at the time the Reverse Stock Split is to be implemented. In determining the Reverse Stock Split ratio, following receipt of stockholder approval, our board of the directors may consider numerous factors including:

•	the historical and projected performance of our common stock;

•	general economic and other related conditions prevailing in our industry and in the marketplace;

•	the projected impact of the Reverse Stock Split ratio on trading liquidity in our common stock and our ability to maintain continued listing on the Nasdaq Capital Market;

•	our capitalization (including the number of shares of our common stock issued and outstanding);

•	the then-prevailing trading price for our common stock and the volume level thereof; and

•	the potential devaluation of our market capitalization as a result of the Reverse Stock Split.

Our board of directors intends to select a Reverse Stock Split ratio that it believes would be most likely to achieve the anticipated benefits of the Reverse Stock Split.

Certain Risks Associated with the Reverse Stock Split

Before voting on this proposal, stockholders should consider the following risks associated with effecting the Reverse Stock Split:

•

As noted above, the principal purpose of the Reverse Stock Split is to increase the market price of our common stock in order to meet the continuing listing requirements of the Nasdaq Capital Market. However, the Reverse Stock Split, if effected, may not increase the market price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding, or at all. If the proposed Reverse Stock Split does result in an increase in the market price of our common stock, the increase may not be long-term or permanent. The market price of our common stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future growth and other factors detailed from time to time in the reports we file with the SEC. We cannot predict the effect that the Reverse Stock Split may have upon the market price of our common stock with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The total market capitalization of our common stock after the proposed Reverse Stock Split may be lower than the total market capitalization before the proposed Reverse Stock Split and, in the future, the market price of our common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the proposed Reverse Stock Split.

•

Even if our stockholders approve the Reverse Stock Split and the Reverse Stock Split is effected, there can be no assurance that we will continue to meet the continued listing requirements of the Nasdaq Capital Market.

•

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

•

Although our board of directors believes that the decrease in the number of shares of common stock outstanding as a consequence of the Reverse Stock Split and the anticipated increase in the market price of common stock could encourage interest in our common stock and possibly promote greater liquidity for stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

Principal Effects of the Reverse Stock Split

If the Reverse Stock Split is approved and effected with respect to our issued and outstanding common stock, each holder of common stock outstanding immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of common stock upon effectiveness of the Reverse Stock Split. The Reverse Stock Split would be effected simultaneously for all outstanding shares of common stock at the same exchange ratio. Except for adjustments that may result from the treatment of fractional shares (as described below), the Reverse Stock Split would affect all stockholders uniformly and would not change any stockholder’s percentage ownership interest in us. The relative voting rights and other rights and preferences that accompany the shares of common stock and Series A Preferred Stock will not be affected by the Reverse Stock Split. Shares of common stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable.

The Reverse Stock Split will not affect the number of authorized shares of common stock, which will remain at 150,000,000 shares. Although the Reverse Stock Split will not, by itself, have any immediate dilutive effect on stockholders, the proportion of shares owned by stockholders relative to the number of shares authorized for issuance will decrease because the number of authorized shares of common stock would remain unchanged. As a result, additional authorized shares of common stock would become available for issuance at such times and for such purposes as our board of directors may deem advisable without further action by stockholders, except as required by applicable law or stock exchange rules. To the extent that additional authorized shares of common stock are issued in the future, such shares could be dilutive to our existing stockholders by decreasing such stockholders’ percentage of equity ownership in us. See “ —Potential Anti-Takeover Effect” below for more information on potential anti-takeover effects of the Reverse Stock Split.

The Reverse Stock Split will have no effect on the number of authorized shares of preferred stock or the par value of the preferred stock. Pursuant to Section 8(b) of the Certificate of Designation of the Series A Preferred Stock, the Reverse Stock Split will increase the conversion price of each share of Series A Preferred Stock so that the number of shares of common stock issuable upon conversion of each share of Series A Preferred Stock will be decreased in proportion to such decrease in outstanding shares of common stock.

Effect on the 2022 Plan, Outstanding Options and Warrants

If the Reverse Stock Split is approved and effected, the total number of shares of common stock reserved for issuance under the 2022 Plan would be reduced in proportion to the ratio selected by our board of directors. As of June 30, 2023, there were a total of 2,854,207 shares of common stock reserved for issuance upon the exercise of stock options outstanding under the 2022 Plan, and 243,658 shares remained available for future awards under our 2022 Plan. Additionally, the 2022 Plan Proposal included herein as Proposal 2 proposes increasing the total number of shares reserved for issuance under the 2022 Plan by 3,000,000 shares, which, if approved, would increase the number of shares reserved for issuance under our 2022 Plan to 5,854,207. Following the Reverse Stock Split, if any, such reserve would be reduced to between approximately 1,170,841 and approximately 292,710, and shares reserved for issuance upon the exercise of stock options outstanding under the 2022 Plan, assuming that the 2022 Plan Proposal is approved, would be reduced to between approximately 363,236 and approximately 90,809.

The total number of shares of common stock reserved for issuance pursuant to outstanding but unexercised warrants would be reduced in proportion to the ratio selected by our board of directors. As of June 30, 2023, there were a total of 15,853,916 shares of common stock reserved for issuance upon the exercise of warrants issued by us, and following the Reverse Stock Split, if any, such reserve would be reduced to between approximately 3,170,783 and approximately 792,695 shares.

Additionally, the total number of shares of common stock reserved for issuance pursuant to outstanding but unexercised non-statutory stock options, which were issued outside of the 2022 Plan, would be reduced in proportion to the ratio selected by our board of directors. As of June 30, 2023, we have reserved a total of 150,000 shares of common stock for issuance upon the exercise of non-statutory stock option grants and, following the Reverse Stock Split, if any, such reserve would be reduced to between approximately 30,000 and approximately 7,500 shares reserved for issuance upon the exercise of stock options outstanding under the non-statutory stock option grants.

Under the terms of our outstanding equity awards, options and warrants, the Reverse Stock Split would adjust and proportionately reduce the number of shares of common stock issuable upon exercise or vesting of such awards, options and warrants in the same ratio of the Reverse Stock Split and, correspondingly, would proportionately increase the exercise or purchase price, if any, of all such awards, options and warrants. The number of shares of common stock issuable upon exercise or vesting of outstanding equity awards, options and warrants and the exercise or purchase price related thereto, if any, would be equitably adjusted in accordance with the terms of the 2022 Plan, non-statutory stock option grants or warrants, which may include rounding the number of shares of common stock issuable down to the nearest whole share.

The following table contains approximate information relating to our common stock immediately following the Reverse Stock Split under certain possible exchange ratios, based on share information as of July 20, 2023, without giving effect to the treatment of fractional shares or application of the Reverse Stock Split on a holder by holder basis.

	July 20, 2023	1-for-5	1-for-10	1-for-20
Number of authorized shares of common stock	150,000,000	150,000,000	150,000,000	150,000,000
Number of outstanding shares of common stock	22,305,138	4,461,027	2,230,513	1,115,256
Number of shares of common stock reserved for issuance upon exercise of outstanding stock options and warrants	18,464,465	3,692,893	1,864,446	923,223
Number of shares of common stock reserved for issuance in connection with future awards under the 2022 Plan(1)	3,243,658	648,731	324,365	162,182
Number of shares of common stock reserved for issuance upon the conversion of 4,305 shares of Series A Preferred Stock	342,754	68,550	34,275	17,137
Number of authorized and unreserved shares of common stock not outstanding	105,643,985	141,128,799	145,546,401	147,782,202

(1)	Assumes the 2022 Plan Proposal to increase the total number of shares reserved for issuance under the 2022 Plan by 3,000,000 shares is approved.

Potential Anti-Takeover Effect

An additional effect of the Reverse Stock Split would be to increase the relative amount of authorized but unissued shares of common stock, which may, under certain circumstances, be construed as having an anti-takeover effect. Although not designed or intended for such purposes, the effect of the increased available shares might be to make more difficult or to discourage an attempt to take over or otherwise acquire control of us (for example, by permitting issuances that would dilute the stock ownership of a person or entity seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other change in control transaction). In addition, our Charter and our Amended and Restated Bylaws (our “Bylaws”) include provisions that may have an anti-takeover effect. These provisions, among things, permit our board of directors to issue preferred stock with rights senior to those of the common stock without any further vote or action by the stockholders, provide that special meetings of stockholders may only be called by our board of directors, the chairman of our board of directors, or our chief executive officer, limit stockholders’ ability to act by written consent, provide for a staggered board whereby our directors are divided into three classes, with each class subject to retirement and reelection once every three years on a rotating basis, and do not provide for cumulative voting rights, which could make it more difficult for stockholders to effect certain corporate actions and may delay or discourage a change in control.

Our board of directors is not presently aware of any attempt, or contemplated attempt, to acquire control of us, and the Reverse Stock Split Proposal is not part of any plan by our board of directors to recommend or implement a series of anti-takeover measures.

Accounting Matters

The Reverse Stock Split will not affect the par value per share of common stock, which will remain unchanged at $0.0001 per share. As a result of the Reverse Stock Split, at the effective time, the stated capital on our balance sheet attributable to the common stock, which consists of the par value per share of the common stock multiplied by the aggregate number of shares of the common stock issued and outstanding, will be reduced in proportion to the ratio of the Reverse Stock Split. Correspondingly, the additional paid-in capital account, which consists of the difference between the stated capital and the aggregate amount paid upon issuance of all currently outstanding shares of common stock, will be credited with the amount by which the stated capital is reduced. The stockholders’ equity, in the aggregate, will remain unchanged. In addition, the per share net income or loss of common stock, for all periods, will be restated because there will be fewer outstanding shares of common stock.

Mechanics of the Reverse Stock Split

Effect on Registered “Book-Entry” Holders of our Common Stock

Holders of common stock hold some or all of their common stock electronically in book-entry or “street name” form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership. They are, however, provided with a statement reflecting the number of shares of common stock registered in their accounts. If you hold registered common stock in book-entry form, you do not need to take any action to receive your post-split shares, if applicable.

Fractional Shares

We would not issue fractional shares in connection with the Reverse Stock Split. Any fractional share resulting from the Reverse Stock Split because the stockholder owns a number of shares not evenly divisible by the ratio would instead receive cash. The cash amount to be paid to each stockholder would be equal to the resulting fractional interest in one share of our common stock to which the stockholder would otherwise be entitled, multiplied by the closing trading price of our common stock on the trading day immediately preceding the effective date of the Reverse Stock Split. We do not anticipate that the aggregate cash amount paid by us for fractional interests will be material to us.

No Dissenters’ or Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to any dissenters’ or appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such right.

Certain U.S. Federal Income Tax Considerations of the Reverse Stock Split

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split expected to apply generally to U.S. Holders (as defined below) that hold their shares of common stock as capital assets for U.S. federal income tax purposes. This summary is based upon the provisions of the Code, Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Changes in these authorities or their interpretation, which may or may not be retroactive, may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below.

This summary is for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders that may be subject to special tax rules, including, without limitation: (i) persons subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes and their partners or members), S corporations, or other pass-through entities or investors in such pass-through entities; (vii) traders in securities that elect to use the mark-to-market method of accounting; (viii) persons who do not hold their shares as capital assets for U.S. federal income tax purposes (generally, property held for investment within the meaning of Section 1221 of the Code), (ix) persons whose “functional currency” is not the U.S. dollar; (x) persons holding our common stock in a hedging transaction, “straddle,” “conversion transaction,” “synthetic security,” integrated investment or other risk reduction transaction; (xi) persons who acquired our common stock in connection with employment or the performance of services, including persons who acquired our common stock in connection with stock options, stock purchase plans or other compensatory transactions; (xii) retirement plans or other tax-deferred accounts; (xiii) persons who are not U.S. Holders (as defined below); or (xiv) certain former citizens or long-term residents of the United States.

In addition, this summary of certain U.S. federal income tax consequences does not address the tax consequences arising under the laws of any state, local or non-U.S. jurisdiction, any U.S. federal tax consequences other than U.S. federal income taxation (such as U.S. federal estate and gift tax consequences), the Medicare tax on net investment income, or the rules regarding qualified small business stock within the meaning of Section 1202 of the Code. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.

The discussion assumes that for U.S. federal income tax purposes the Reverse Stock Split will not be integrated or otherwise treated as part of a unified transaction with any other transaction. Furthermore, the following discussion does not address the tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (the “IRS”), regarding the U.S. federal income tax consequences of the Reverse Stock Split, and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.

EACH STOCKHOLDER SHOULD CONSULT ITS TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH STOCKHOLDER IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES AND THE CONSEQUENCES OF THE REVERSE STOCK SPLIT UNDER STATE, LOCAL AND NON-U.S. TAX LAWS.

This summary addresses only stockholders that are U.S. Holders. For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (other than a grantor trust) that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons”

(within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

The Reverse Stock Split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes. The remainder of this discussion assumes the Reverse Stock Split will qualify as a recapitalization.

As a recapitalization, except as described below with respect to cash received in lieu of fractional shares, a stockholder should not recognize gain or loss as a result of the Reverse Stock Split. A stockholder’s aggregate tax basis in the shares of the common stock received pursuant to the Reverse Stock Split should equal the stockholder’s aggregate tax basis in the shares of the common stock surrendered (decreased by any portion of such basis that is allocated to any fractional share of our common stock), and such stockholder’s holding period in the shares of the common stock received should include the holding period of the shares of the common stock surrendered. Treasury Regulations promulgated under the Code provide detailed rules for allocating the tax basis, gains and losses, and holding period of shares of common stock surrendered pursuant to the Reverse Stock Split to shares of common stock received pursuant to the Reverse Stock Split. Stockholders holding shares of common stock that were acquired on different times at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A stockholder who receives cash in lieu of a fractional share in the Reverse Stock Split should recognize capital gain or loss equal to the difference between the amount of the cash received in lieu of the fractional share and the portion of the stockholder’s adjusted tax basis allocable to the fractional share. Stockholders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

A stockholder may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the Reverse Stock Split. Stockholders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed Internal Revenue Service Form W-9) may also be subject to backup withholding at the applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the stockholder’s U.S. federal income tax liability, provided that the required information is properly furnished in a timely manner to the IRS.

Certain stockholders may be required to attach a statement to their tax returns for the year in which the Reverse Stock Split is consummated that contains the information listed in applicable Treasury Regulations. Stockholders are urged to consult their own tax advisors with respect to the applicable reporting requirements.

Vote Required

Approval of the Reverse Stock Split Proposal requires the affirmative vote of the holders of a majority in voting power of our capital stock entitled to vote thereon. Abstentions and broker non-votes will have the same effect as a vote against the Reverse Stock Split Proposal. We intend to direct our escrow agent that the Earn-Out Shares vote in favor of the Reverse Stock Split Proposal.

Recommendation

Our board of directors recommends a vote “FOR” the Reverse Stock Split Proposal.

PROPOSAL 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The firm of Baker Tilly US LLP, an independent registered public accounting firm, has audited our financial statements for each of the years ended December 31, 2022, 2021 and 2020. Our audit committee has appointed them to serve as our auditors for the fiscal year ending December 31, 2023. Detailed disclosure of the audit and tax fees we paid to Baker Tilly US LLP in 2022 and 2021 may be found in the “Audit Fees” section of this proxy statement. Based on these disclosures and information in the Audit Committee Report provided elsewhere in this proxy statement, our audit committee is satisfied that Baker Tilly US LLP is sufficiently independent of management to perform its duties properly. Although not legally required to do so, our board of directors considers it desirable to seek, and recommends, stockholder ratification of our selection of Baker Tilly US LLP as our independent registered public accounting firm for fiscal year 2023. If the stockholders fail to ratify our selection, our audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if our audit committee determines that such a change would be in our and our stockholders’ best interests.

Vote Required

The affirmative vote of the holders of a majority of the votes cast at the 2023 Annual Meeting will constitute the approval of the Auditor Ratification Proposal. An abstention, broker non-vote or a failure to submit a proxy or vote at the 2023 Annual Meeting will have no effect on the outcome of the Auditor Ratification Proposal. We intend to direct our escrow agent that the Earn-Out Shares vote in favor of the Auditor Ratification Proposal.

Recommendation

Our board of directors recommends a vote “FOR” the ratification of the appointment of Baker Tilly US LLP as our independent registered public accounting firm.

CORPORATE GOVERNANCE

Board and Committee Matters

Board Leadership and Independence. We have structured our corporate governance in a manner we believe will closely align our interests with those of our stockholders. Notable features of this corporate governance include:

•	we have independent director representation on our audit, compensation and nominating and corporate governance committees;

•	our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors;

•	at least one of our directors, Edward Sullivan, qualifies as an “audit committee financial expert” as defined by the SEC; and

•	we have implemented a range of other corporate governance best practices, including implementing a robust director education program.

Board Meetings and Committees. Our board of directors held 5 meetings during 2022, and the independent directors held executive sessions at 4 of these meetings. During 2022, other than William Wexler and Roopom Banerjee, each of the directors then in office attended at least 75% of the aggregate of all meetings of our board of directors and all meetings of the committees of our board of directors on which such director then served.

Although we do not have a formal policy regarding attendance by members of our board of directors at the annual meetings of shareholders, we strongly encourage, but do not require, directors to attend. The 2023 Annual Meeting will be our first annual meeting of our stockholders as a public company.

Stockholder Communications. Any stockholder wishing to communicate with our board of directors, a particular director or the chair of any committee of our board of directors may do so by sending written correspondence to Comera Life Sciences Holdings, Inc., 12 Gill Street, Suite 4650, Woburn, Massachusetts 01801, Attn: Corporate Secretary. Communications should specifically indicate for which member or members of our board of directors or any of its committees the communication is intended, as applicable. Those communications will generally be forwarded to the intended recipients. However, our Corporate Secretary may, in his sole discretion, decline to forward any communications that are inappropriate.

Composition of Our Board of Directors

Our business and affairs are managed under the direction of our board of directors, which is staggered in three classes, and each director has been assigned to one of the three classes. At each annual meeting of stockholders, a class of directors will be elected for a 3-year term to succeed the directors of the same class whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during the year 2023 for Class I directors, 2024 for Class II directors and 2025 for Class III directors. Our Class I directors consist of Rev. Dr. James Sherblom and Stuart Randle; our Class II directors consist of Jeffrey S. Hackman and Edward Sullivan; and our Class III directors consist of Roopom Banerjee, Kirsten Flowers and William A. Wexler. Mr. Randle’s term will expire at the 2023 Annual Meeting.

Under Nasdaq listing standards, a majority of the members of our board of directors must qualify as “independent,” as affirmatively determined by our board of directors. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Each individual serving on our board of directors, other than Jeffrey S. Hackman, qualifies as an independent director under Nasdaq listing standards.

Mr. Randle has served as our lead independent director since May 2022. Mr. Randle presides over the executive sessions of our board of directors and provides guidance to our Chief Executive Officer. Mr. Hackman is responsible for setting the strategic direction for our Company and the day-to-day leadership and performance of our Company. We believe that separation of our board of directors and executive leadership preserves the independence of these roles and maximizes performance.

Board Committees

Our board of directors directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of our board of directors and standing committees. We have a standing audit committee, nominating and corporate governance committee and compensation committee. In addition, from time to time, special committees may be established under the direction of our board of directors when necessary to address specific issues. Our board of directors has adopted written charters for each committee, copies of which are available on the Corporate Governance section of our website at www.comeralifesciences.com.

Audit Committee

Our audit committee consists of Edward Sullivan (Chair), Kirsten Flowers, and Roopom Banerjee. Our board of directors has determined that each audit committee member is independent under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. Our board of directors has determined that Edward Sullivan is an “audit committee financial expert” within the meaning of SEC regulations. Our board of directors has also determined that each member of our audit committee has the requisite financial expertise required under the applicable Nasdaq requirements. In arriving at this determination, our board of directors has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.

The primary purpose of our audit committee is to discharge the responsibilities of our board of directors with respect to accounting, financial, and other reporting and internal control practices and to oversee our independent registered accounting firm. Our audit committee held 2 meetings during 2022.

Specific responsibilities of our audit committee include:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing policies on risk assessment and risk management;

•	reviewing related party transactions;

•

obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•	approving (or, as permitted, pre-approving) all audit and all permissible non-audit service to be performed by the independent registered public accounting firm.

Compensation Committee

Our compensation committee consists of Roopom Banerjee (Chair), Kirsten Flowers and Stuart Randle. Our board of directors has determined that each compensation committee member is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and an “outside director” as that term is defined in Section 162(m) of the Code. Following the 2023 Annual Meeting and the expiration of Mr. Randle’s term, our board of directors expects to reconstitute the composition of the compensation committee in accordance with Nasdaq Listing Standards.

The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors to oversee its compensation policies, plans and programs and to review and determine the compensation to be paid to its executive officers, directors and senior management, as appropriate. Our compensation committee held 2 meetings during 2022.

Specific responsibilities of our compensation committee include:

•	reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;

•	reviewing and recommending to our board of directors the compensation of our directors;

•	reviewing and approving, or recommending that our board of directors approve, the terms of compensatory arrangements with our executive officers;

•	administering our stock and equity incentive plans;

•	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors;

•

reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate;

•	reviewing and establishing general policies relating to compensation and benefits of our employees; and

•	reviewing our overall compensation philosophy.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Stuart Randle (Chair), Edward Sullivan and James Sherblom. Our board of directors has determined that each nominating and corporate governance committee member is independent under Nasdaq listing standards. Our nominating and corporate governance committee held 1 meeting during 2022. Following the 2023 Annual Meeting and the expiration of Mr. Randle’s term, our board of directors expects to reconstitute the composition of the nominating and corporate governance committee in accordance with Nasdaq Listing Standards.

Specific responsibilities of our nominating and corporate governance committee include:

•	identifying, evaluating and selecting, or recommending that our board of directors approve, nominees for election to our board of directors;

•	evaluating the performance of our board of directors and of individual directors;

•	reviewing developments in corporate governance practices;

•	evaluating the adequacy of our corporate governance practices and reporting;

•	reviewing management succession plans; and

•	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters.

Director Candidates and Selection Process

Our nominating and corporate governance committee, in consultation with our board of directors, is responsible for identifying and reviewing candidates to fill open positions on the board, including positions arising as a result of the removal, resignation or retirement of any director, an increase in the size of our board of directors or otherwise, and recommending to our full board candidates for nomination for election as directors. In recommending new directors, the committee will consider any requirements of applicable law or listing standards, a candidate’s strength of character, judgment, business experience and specific area of expertise, diversity, factors relating to the composition of the board of directors (including its size and structure), and such other factors as the committee deems to be appropriate. The goal of the committee is to assemble a board of directors that consists of individuals who bring a variety of complementary attributes and who, taken together, have the appropriate skills and experience to oversee our business. The committee is responsible for reviewing from time to time the appropriate skills and characteristics required of directors in the context of the current make-up of the board of directors, including such factors as business experience, diversity, and personal skills in technology, finance, marketing, sales, financial reporting and other areas that contribute to an effective board of directors. The nominating and corporate governance committee approved the director nominees for election at the 2023 Annual Meeting.

The committee has not adopted any formal policy, guidelines or procedures regarding the diversity of our board of directors. Our priority when selecting board members is the identification of members who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, and certain information about the stockholder giving the notice, to our nominating and corporate governance committee, c/o Corporate Secretary at our offices located at 12 Gill Street, Suite 4650, Woburn, Massachusetts 01801. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and corporate governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates that it recommends. If our board of directors resolves to nominate a stockholder-recommended candidate and recommends their election, then their name will be included in our proxy card for the next annual meeting. Any recommendation of a potential director nominee should also include a statement signed by the proposed nominee expressing a willingness to serve as a director if elected. As part of its duties, the committee will be responsible for conducting, subject to applicable law, any and all inquiries into the background and qualifications of any candidate for election as a director and such candidate’s compliance with the independence and other qualification requirements established by the committee or imposed by applicable law or listing standards. Stockholder nominations may be made at any time. However, in order for a candidate to be included in the slate of director nominees for approval by stockholders in connection with a meeting of stockholders and for information about the candidate to be included in the Company’s proxy materials for such a meeting, the stockholder must submit the information required by our Bylaws and other information that we reasonably request within the timeframe described in our Bylaws and herein under the heading “Stockholder Matters—Deadline for Stockholder Proposals and Director Nominations.”

Risk Oversight

We do not have a standing risk management committee, but rather administer this oversight function directly through our board of directors as a whole, as well as through various standing committees that address risks inherent in their respective areas of oversight. Our board of directors focuses on our general risk management strategy and the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our audit committee is also responsible for discussing our policies with respect to risk assessment and risk management. Our compensation committee is responsible for overseeing the management of risks relating to executive compensation plans and arrangements and assesses and monitors whether compensation plans, policies and programs comply with applicable legal and regulatory requirements. Our board of directors believes its administration of its risk oversight function has not negatively affected our board of directors’ leadership structure.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our compensation committee. None of the members of our compensation committee is an officer or employee of our company, nor has any of them ever been an officer or employee of our company.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of our code of business conduct and ethics is posted on the corporate governance section of our corporate website at https://comeralifesciences.com/. The information on any of our websites is deemed not to be incorporated in this proxy statement or to be part of this proxy statement.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policy on Related Person Transactions

We have adopted a formal written policy that became effective upon the completion of the Transaction which provides that our officers, directors, nominees for election as directors, beneficial owners of more than 5% of our common stock, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with us without the approval of our audit committee, subject to certain exceptions. This written policy on transactions with related persons is in conformity with the requirements for issuers having publicly held common stock that is listed on Nasdaq.

Our audit committee is responsible for reviewing and approving any related person transactions. In reviewing any related person transaction, our audit committee will take into account, among other factors that it deems appropriate, whether the related person transaction is on terms no less favorable to us than terms generally available in a transaction with an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the related person transaction.

Indemnification Agreements

Prior to the closing of the Transaction, Legacy Comera entered into contractual indemnification agreements with each of its directors and executive officers in addition to the indemnification provided for in the certificate of incorporation of Legacy Comera, as amended. These agreements, among other things, required Legacy Comera to indemnify the indemnitees for (a) attorneys’ fees, judgments, penalties, fines, and settlement amounts incurred by an indemnitee in any proceeding other than a proceeding by or in the right of Legacy Comera; and (b) subject to certain limitations, attorneys’ fees and certain expenses incurred by these individuals in any proceedings by or in the right Legacy of Comera.

Similarly, we have entered into indemnification agreements with each of our directors and executive officers, in addition to the indemnification provided for in our Charter and Bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our Charter and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Equity Financings

January 2023 PIPE Financing

On January 2, 2023, we entered into a Securities Purchase Agreement with the purchasers named therein (the “January 2023 PIPE Purchasers”), pursuant to which we agreed to issue and sell to such purchasers an aggregate of 2,406,242 units, each such unit consisting of (i) one share of our common stock and (ii) one warrant to purchase two shares of our common stock at an exercise price of $1.23 per share, for an aggregate purchase price of approximately $3.6 million, consisting of $1.48 per Unit, inclusive of $0.25 per warrant (the “January 2023 PIPE Financing”).

The January 2023 PIPE Purchasers consisted of a select group of existing stockholders who were qualified institutional buyers, institutional accredited investors or accredited investors and include Rev. Dr. James Sherblom, Stuart Randle, Edward Sullivan, Roopom Banerjee and Kirsten Flowers, members of our board of directors and Barbara Finck, a former member of our board of directors, who participated on the same terms and subject to the same conditions as all other January 2023 PIPE Purchasers.

The participating investors also included certain of our existing stockholders of who beneficially owned in excess of 5% of our issued and outstanding shares of common stock, at the time of the January 2023 PIPE Financing including: (i) The Alexander V. Soane 2019 Irrevocable Trust, The Nicholas V. Soane 2019 Irrevocable Trust and The Soane Family Trust, whose trustee in each case is David Soane, who in the aggregate may be considered to beneficially own in excess of 10% of our common stock currently issued and outstanding, and (ii) Charles Cherington, who may be considered to beneficially own in excess of 10% of our common stock currently issued and outstanding. The following table summarizes the dollar value of the investment of each related person in the January 2023 PIPE Financing:

Purchaser Name	Relationship	Units Purchased (#)	Investment ($)
Rev. Dr. James Sherblom	Director	81,081	$120,000
Stuart Randle	Director	33,783	$49,999
Edward Sullivan	Director	10,979	$16,249
Roopom Banerjee	Director	20,270	$30,000
Kirsten Flowers	Director	13,513	$19,999
Barbara Finck	Former Director	6,756	$9,999
Charles Cherington	10% or more Shareholder	743,243	$1,100,000
The Alexander V. Soane 2019 Irrevocable Trust	10% or more Shareholder	67,567	$99,999
The Nicholas V. Soane Irrevocable Trust	10% or more Shareholder	67,567	$99,999
The Soane Family Trust	10% or more Shareholder	67,567	$99,999

Series B Preferred Stock Financing

From May 26, 2021 through July 15, 2021, Legacy Comera sold an aggregate of 3,970,465 shares of Legacy Comera Series B-1 Preferred Stock at a purchase price of $2.37 per share for an aggregate purchase price of $9.4 million, and issued 403,287 shares of Legacy Comera Series B-2 Preferred Stock to settle outstanding convertible notes with a principal balance of $750,000.

In connection with the Series B preferred stock financing, Legacy Comera also entered into the following agreements with investors, including each of Phoenix Venture Partners LP, The Soane Family Trust, Charles Cherington, and Cherington Holdings LLC:

•

an investor rights agreement which granted registration rights, certain financial information rights and the right to examine the books and records of Legacy Comera. The agreement also granted to Phoenix Venture Partners LP and Cherington Holdings LLC the right to send a representative to attend meetings of the Legacy Comera board of directors in a nonvoting observer capacity; and

•	a voting rights agreement which provided for the election of board members, the increase of authorized common stock, and drag-along rights; and

•	a right of first refusal and co-sale agreement which granted the right to purchase stock that is part of a transfer and the right to sell stock as part of a transfer.

The following table summarizes purchases of Legacy Comera Series B Preferred Stock by related persons and their affiliated entities. None of Legacy Comera’s executive officers were issued shares of Legacy Comera Series B Preferred Stock.

Stockholder	Shares of Series B-1 Preferred Stock	Shares of Series B-2 Preferred Stock (1)	Total Purchase Price

Phoenix Venture Partners, LP(2)	—	134,429	255,415
The Soane Family Trust(3)	210,971	134,429	755,416
Cherington et al(4)	210,971	134,429	755,416
The Stuart A. Randle Trust of 1998(5)	42,194	—	100,000

(1)	The purchase price for each investor includes $250,000 plus accrued interest associated with convertible notes that were settled for shares of Legacy Comera Series B-2 Preferred Stock.
(2)	Zachariah Jonasson is a former member of the Legacy Comera board of directors and is affiliated with Phoenix Venture Partners LP.
(3)	The Soane Family Trust is owned and controlled by David Soane, the founder of Legacy Comera and a former board member and Chief Executive Officer.
(4)

Cherington et al includes Charles Cherington, Cherington Holdings LLC, the Ashley S. Pettus 2012 Irrevocable Trust FBO Benjamin P. Cherington, the Ashley S. Pettus 2012 Irrevocable Trust FBO Cyrus B. Cherington, and the Ashley S. Pettus 2012 Irrevocable Trust FBO Henry S. Cherington. Cherington et al is a principal owner of the Company.

(5)	Stuart Randle is a member of our board of directors and is affiliated with The Stuart A. Randle Trust of 1998.

Conversion from LLC to Corporation

On April 30, 2021, Legacy Comera filed a Certificate of Conversion with the Secretary of State of Delaware converting from a limited liability company to a corporation. Upon conversion, the capital units issued and outstanding were converted into the same number of shares of Legacy Comera Series A Preferred Stock. Each Incentive Unit issued and outstanding was cancelled upon the conversion.

The following table summarizes the converted Legacy Comera Series A Preferred Stock by related persons and their affiliated entities.

Stockholder	Capital Units in the LLC	Shares of Series A Preferred Stock

Phoenix Venture Partners, LP(1)	3,935,845	3,935,845
Soane et al(2)	3,169,699	3,169,699
Cherington et al(3)	1,517,490	1,517,490

(1)

Zachariah Jonasson was a member of the Legacy Comera board of directors and is affiliated with Phoenix Venture Partners LP. The shares of Series A Preferred Stock include 3,000,000, 333,333, 91,777, 333,334, 147,834, and 29,567 shares of Legacy Comera Series A-1 Preferred Stock, Comera Series A-2 Preferred Stock, Comera Series A-3 Preferred Stock, Comera Series A-4 Preferred Stock, Legacy Comera Series A-5 Preferred Stock, and Legacy Comera Series A-6 Preferred Stock, respectively, held by Phoenix Venture Partners LP.

(2)

Soane et al includes The Soane Family Trust, The Alexander V. Soane 2019 Irrevocable Trust, and The Nicholas V. Soane 2019 Irrevocable Trust. The shares of Series A Preferred Stock include (a) 3,000,000, 918, 16,667, 89,287, 17,857, 210,971, and 134,429 shares of Legacy Comera Series A-1 Preferred Stock, Legacy Comera Series A-3 Preferred Stock, Legacy Comera Series A-4 Preferred Stock, Legacy Comera Series A-5 Preferred Stock, and Legacy Comera Series A-6 Preferred Stock, respectively, held by The Soane Family Trust, (b) 22,485 shares of Legacy Comera Series A-3 Preferred Stock held by The Alexander

V. Soane 2019 Irrevocable Trust, and (c) 22,485 shares of Legacy Comera Series A-3 Preferred Stock held by The Nicholas V. Soane Irrevocable Trust.
(3)

Cherington et al includes Charles Cherington, Cherington Holdings LLC, the Ashley S. Pettus 2012 Irrevocable Trust FBO Benjamin P. Cherington, the Ashley S. Pettus 2012 Irrevocable Trust FBO Cyrus B. Cherington, and the Ashley S. Pettus 2012 Irrevocable Trust FBO Henry S. Cherington. Cherington et al is a principal owner of the Company. The shares of Series A Preferred Stock include (a) 933,334, 73,421, 29,477, 147,834, and 29,567 shares of Legacy Comera Series A-2 Preferred Stock, Legacy Comera Series A-3 Preferred Stock, Legacy Comera Series A-4 Preferred Stock, Legacy Comera Series A-5 Preferred Stock, and Legacy Comera Series A-6 Preferred Stock, respectively, held by Cherington Holdings LLC, (b) 101,286 shares of Legacy Comera Series A-4 Preferred Stock held by Ashley S. Pettus 2012 Irrevocable Trust FBO Benjamin P. Cherington, (c) 101,285 shares of Legacy Comera Series A-4 Preferred Stock held by Ashley S. Pettus 2012 Irrevocable Trust FBO Cyrus B. Cherington, and (d) 101,286 shares of Legacy Comera Series A-4 Preferred Stock held by Ashley S. Pettus 2012 Irrevocable Trust FBO Henry S. Cherington.

Convertible Debt Financing

On January 14, 2021, Legacy Comera entered into a Convertible Promissory Note Purchase Agreement with Phoenix Venture Partners LP, The Soane Family Trust, and Cherington Holdings LLC for an aggregate principal amount of up to $1,000,000. The notes under this agreement provided for conversion into capital units upon a financing at 80% of the per unit price sold in the financing.

On January 19, 2021, Legacy Comera entered into Convertible Promissory Note agreements with each of Phoenix Venture Partners LP, The Soane Family Trust, and Cherington Holdings LLC for principal amounts of $250,000 each. These arrangements were modified upon the completion of the corporate reorganization to, among other things, adjust for the conversion of the convertible notes governed thereby to be into preferred stock. These convertible notes accrued interest at an annual rate of 6.5%. On May 26, 2021, these convertible notes converted into 403,287 shares of Legacy Comera Series B-2 Preferred Stock.

Class B1 Capital Unit Financing

From February 19, 2020 to August 4, 2020, Legacy Comera sold an aggregate of 514,932 Class B1 Capital Units at a purchase price of $2.80 per unit, for an aggregate purchase price of $1.4 million. In connection with the issuance of Class B1 Capital Units, Legacy Comera also issued 102,986 units of Class B1-A Capital Units that were subject to a distribution threshold value of $2.80 per unit.

The following table summarizes purchases of Legacy Comera Class B1 Capital Units by related persons and their affiliated entities. None of Legacy Comera’s executive officers purchased Legacy Comera Class B1 Capital Units, nor were they issued Legacy Comera Class B1-A Capital Units.

Unit Holder	Capital B1 Capital Units	Capital B1-A Capital Units	Total Purchase Price
Phoenix Venture Partners, LP(1)	147,834	29,567	413,935
Soane et al(2)	89,287	17,857	250,004
Cherington et al(3)	147,834	29,567	413,935

(1)	Zachariah Jonasson was a member of the Legacy Comera board of directors and is affiliated with Phoenix Venture Partners LP.
(2)	The Soane Family Trust is owned and controlled by David Soane, the co-founder of Legacy Comera and a holder of more than 5% of the outstanding shares of our common stock.
(3)	Cherington Holdings LLC is owned and controlled by Charles Cherington, and a holder of more than 5% of the outstanding shares of our common stock.

Legacy Comera Stockholder Agreements

Legacy Comera entered into an amended and restated investors’ rights agreement, an amended and restated right of first refusal and co-sale agreement and an amended and restated voting agreement, each dated May 26, 2021 (collectively, the “Legacy Comera Stockholder Agreements”), which granted rights to certain holders of its stock, including Phoenix Venture Partners, LP of which Zachariah Jonasson, a former member of the Legacy Comera board of directors, is affiliated, and Soane Family et al, of which David Soane is affiliated, and Cherington et al, of which Charles Cherington is affiliated (collectively, the “Agreement Parties”). Pursuant to the Legacy Comera Stockholder Agreements, certain holders of Legacy Comera Capital Stock, including the Agreement Parties, agreed to vote in a certain way on certain matters, including with respect to the election of directors of Legacy Comera. The Legacy Comera Stockholder Agreements also provided the parties thereto with certain registration rights, preemptive rights, information and inspection rights, drag-along rights, right of first refusal and co-sale rights, among other rights. The Legacy Comera Stockholder Agreements terminated upon the consummation of the Transaction.

In connection with the consummation of the Transaction, we entered into a Registration Rights and Lock-up Agreement with certain of our stockholders, pursuant to which we agreed to register for resale, pursuant to Rule 415 under the Securities Act, our common stock and other equity securities that are held by the parties thereto from time to time.

Employment Agreements

We have entered into offer letter agreements with each of our executive officers. See “Executive Compensation — Employment Offer Letters.”

Transactions with Board Members and Major Investors

In 2021, Legacy Comera granted stock options to its directors and certain investors to purchase shares of Legacy Comera common stock at an exercise price of $0.45 per share. All such grants were non-qualified stock options and were subject to vesting on various schedules. The following table summarizes all such grants during the year ended December 31, 2021. The number of securities underlying the options set forth in the table below represent shares of Legacy Comera common stock, and neither such numbers nor the associated exercise prices give effect to the conversion of such options upon the consummation of the Transaction into options to acquire shares of our common stock.

Name	Grant Date		Number of Securities Underlying Award	Option Exercise Price ($)	Option Expiration Date
Zachariah Jonasson	6/8/21	(1)	167,106	0.45	6/8/2031
David Soane	6/8/21	(1)	626,650	0.45	6/8/2031
Charles Cherington	6/8/21	(1)	400,000	0.45	6/8/2031
James Sherblom	6/8/21	(2)	475,198	0.45	6/8/2031
V. Bryan Lawlis	6/8/21	(3)	96,946	0.45	6/8/2031
Barbara Finck, MD	6/8/21	(4)	70,000	0.45	6/8/2031
John Yee, MD	6/8/21	(5)	70,000	0.45	6/8/2031
Edward Sullivan, CPA	9/16/21	(5)	70,000	0.45	9/16/2031
Roopom Banerjee, PhD	9/16/21	(5)	70,000	0.45	9/16/2031
Kirsten Flowers	9/16/21	(5)	70,000	0.45	9/16/2031
Stuart Randle	9/16/21	(5)	70,000	0.45	9/16/2031

(1)	The shares were fully vested upon grant.
(2)	410,966 shares vested immediately and the remaining shares vest in 41 equal monthly installments. On August 18, 2021, Dr. Sherblom exercised his option to purchase 400,000 shares of our common stock.

(3)	29,018 shares vested immediately and the remaining shares vest in 36 equal monthly installments.
(4)	5,832 shares vested immediately and the remaining shares vest in 44 equal monthly installments.
(5)	The shares vest in 48 equal monthly installments.

Soane-Related Company Activities

We obtain services from certain entities affiliated with David Soane and we provide administrative services to an entity affiliated with David Soane. The related parties are affiliated entities through common equity ownership with financial and operational interests.

During the year ended December 31, 2020, we recognized $3,000 and $300 of general and administrative expense and research and development expense related to these contracts, respectively. The agreement related to these services was terminated on March 31, 2020.

During the years ended December 31, 2021 and 2020, we recognized $8,000 and $21,000, respectively, as a reduction to general and administrative expense related to these contracts.

July 2023 PIPE Financing

On July 31, 2023, we entered into the Purchase Agreement and accompanying Warrants with certain purchasers (the “July 2023 PIPE Financing”), including Charles Cherington, the beneficial owner of more than 10% of our common stock prior to the First Closing, The Alexander V. Soane 2019 Irrevocable Trust dated June 7, 2019 and The Nicholas V. Soane 2019 Irrevocable Trust dated June 7, 2019, for each of which David Soane, the beneficial owner of more than 10% of our common stock prior to the First Closing, serves as trustee, and OTR Acquisition Sponsor LLC, IAF, LLC and Freebird Partners LP, each a beneficial owner of 5% or more of our common stock prior to the First Closing, each of which participated on the same terms and subject to the same conditions as all other Purchasers.

The following table summarizes the dollar value of the investment of each related person in the July 2023 PIPE Financing, including for the First Closing, which occurred on July 31, 2023, and the Subsequent Closing, the consummation of which is subject to stockholder approval as described in this proxy statement. See “Proposal 3 — The Nasdaq Proposal.”

Purchaser Name	First Closing Shares (#)	First Closing Warrants (#)	First Closing Investment ($)	Subsequent Closing Shares (#)	Subsequent Closing Warrants (#)	Subsequent Closing Investment ($)
Charles Cherington	880,195	2,200,488	450,000	2,053,789	5,134,474	1,050,000
Alexander V. Soane 2019 Irrevocable Trust dated June 7, 2019	136,919	342,298	70,000	58,680	146,699	30,000
The Nicholas V. Soane 2019 Irrevocable Trust dated June 7, 2019	136,919	342,298	70,000	58,679	146,699	30,000
OTR Acquisition Sponsor LLC	273,838	684,596	140,000	117,359	293,398	60,000
IAF, LLC	1,047,432	2,618,581	535,500	448,899	1,122,249	229,500
Freebird Partners LP	479,217	1,198,044	245,000	205,378	513,447	105,000

EXECUTIVE OFFICERS

The following section provides biographical information as of July 15, 2023, about our current executive officers:

Name	Age	Position
Jeffrey S. Hackman	61	Chairman, President, Chief Executive Officer and Director
Neal Muni, MD	49	Executive Vice President and Chief Operating Officer
Dr. Robert Mahoney	59	Chief Scientific Officer
Michael G. Campbell, CPA	56	Executive Vice President and Chief Financial Officer
Janice McCourt	61	Chief Business Officer

For biographical information concerning Jeffrey S. Hackman, see “Proposal 1—Election of Directors.”

Neal Muni, MD, MD MSPH, has served as our Executive Vice President and Chief Operating Officer since September 2021. Concurrently, Dr. Muni retains his role as Managing Director of RTK Group, LLC, a family-office backed biopharma advisory and venture fund, which he has held since December 2019; Advisor and Acting Chief Medical Officer to Unravel Biosciences, Inc., a therapeutics company, which he has held since May 2021; partner and advisor to Romeg Therapeutics, LLC, a specialty pharmaceutical company, which he has held since May 2015; advisor to Limax Biosciences, Inc., a bioadhesive device company, which he has held since October 2021; advisor to Azurity Pharmaceuticals, Inc. a privately-held pharmaceutical company focusing on 505(b)(2) therapeutics, where he held the position of President and CEO from July 2014 to January 2020; and has been a Visiting Scholar at Harvard University’s Wyss Institute of Biologically Inspired Engineering since October 2020. Under Dr. Muni’s tenure at Azurity as CEO, he led two successful private equity transactions including recapitalization and company sale, and oversaw the U.S. Food and Drug Administration (“FDA”) approval and commercial launch of two pipeline drugs in the infectious disease and pediatric cardiology markets, as well as four investigational new drug filings. Dr. Muni also previously served as an engagement manager at the healthcare investment bank Leerink Swann (now SVB Leerink). Dr. Muni’s notable other experience includes over 20 years of ongoing affiliation with Harvard Medical School and three of its leading teaching hospitals, including the Brigham and Women’s Hospital, Dana Farber Cancer Center, and Brigham Faulkner Hospital as Associate Physician and Instructor in Medicine, and his prior appointment to the FDA as a Medical Officer in the Division of Cardiovascular Devices, serving as the lead medical reviewer for drug-eluting intracoronary stents.

Dr. Robert Mahoney has served as our Chief Scientific Officer since October 2021, as a member of our advisory board from 2014 to May 2022, and as Comera’s Vice President of Research & Development since 2014. Dr. Mahoney has spent over 25 years leading the development and commercialization of disruptive new products and processes for industries including pharmaceuticals, agrochemicals, oilfield technologies, water treatment, and process treatment. From 2015 to 2017 he served as Vice President of Research & Development at Crop Enhancement Inc., an agriculture technology corporation, where the nontoxic barrier coating CropCoat® was developed and commercialized as an alternative to pesticides to increase yields in cocoa, coffee, citrus, and other high value crops. Prior to that, he served as Vice President of Research & Development at Soane Energy, a specialty materials company, under David Soane, leading to the outlicense and deployment of an innovative self-suspending proppant technology. Prior to joining Dr. Soane at Soane Energy, he was Vice President of Research & Development at Polymer Ventures, Inc., which produces and distributes polymer additives, from 1996 to 2009 where he led the design and commercialization of many new specialty polymer products. Previously, Dr. Mahoney was a Senior Research Chemist at Nalco Water, an Ecolab Company (NYSE: ECL) from 1991 to 1996 where he developed new performance additives for water purification and treatment. Dr. Mahoney received his Ph.D. in physical organic chemistry from the University of Colorado at Boulder and has authored over 50 U.S. patents, plus additional publications, and presentations.

Michael G. Campbell, CPA has served as our Chief Financial Officer since June 2022 and served as Interim Chief Financial Officer prior to that since April 2022. He previously served as a consultant through Monomoy Advisors LLC, a finance, strategy, human resources and operations advisory firm. Previously, Mr. Campbell filled several senior finance leadership roles at Ortho Clinical Diagnostics (OCDX), a medical equipment manufacturing company, from 2014 to 2021, including serving in the Office of the CFO and as Vice President, Corporate Controller and Head of Global Tax. From 1995 to 2014, Mr. Campbell held various senior leadership positions across the Global Finance organization within Boston Scientific Corporation (BSX), a biomedical/biotechnology engineering firm and multinational manufacturer of medical devices, including Vice President of Investor Relations between 2012 and 2014 and regional CFO as Vice President of Finance, Asia Pacific and Emerging Markets based in Singapore from 2008 to 2012. In this position, he was responsible for the financial leadership and oversight of all business segments covering more than 40 countries, including start-up organizations in China and India. Prior to Boston Scientific, Mr. Campbell worked as a Financial and Information Systems Assurance Manager at Ernst & Young, a multinational professional services partnership. Mr. Campbell received a B.S. degree in Accountancy from Bentley University and is a Certified Public Accountant.

Janice Marie McCourt has served as our Chief Business Officer since November 2022. Prior to joining us, Ms. McCourt was the Chief Business and Corporate Development Officer at Lyvgen Biopharma Co., (“Lyvgen”) Ltd since June 2021, a private biotechnology company focused on developing innovative immuno-oncology therapies, where she focused on corporate strategy, business and clinical operations, finance, corporate development, alliance management, negotiation of partnerships, licensing deals and research and development collaborations. Prior to Lyvgen, Ms. McCourt served as the Chief Corporate Development Officer at Cato Bioventures and Vice President of Sales and Marketing at Cato Research, a global contract research and development organization, from 2019 to 2021 where she led commercial strategy and development; as Executive VP of Business Development & Alliances for Nighthawk Biosciences Inc. (formerly Heat Biologics Inc.) (NYSE American: NHWK), a U.S. biotechnology company focused on immunotherapy from 2016 to 2019; as Chief Corporate Development Officer for Edgemont Pharmaceuticals LLC, a biotechnology company focused on neuroscience from 2015 to 2016; as Vice President of Business Development for Agenus Inc. (Nasdaq: AGEN), a biotechnology company focused on immunotherapy from 2013 to 2015; and as Chief Business Officer for Amakem Therapeutics, a kinase platform company focusing on new treatments for ophthalmology and respiratory conditions from 2007 to 2012.

Ms. McCourt also served as Senior Vice President of Business Development and Marketing for Ingenix Pharmaceutical Services, Inc. from January 2003 to January 2007, a health care information, technology and research company and a wholly owned subsidiary of UnitedHealth Group Inc. Prior to Ingenix, from January 2002 to May 2003, Ms. McCourt served as Vice President of Corporate Development and Marketing at ActivBiotics, Inc., a biotechnology company focused on developing and commercializing antibiotics and combination therapies for the treatment of acute and chronic infections. Ms. McCourt’s prior biotechnology and pharmaceutical experience also includes roles in business development, marketing, medical affairs, training, corporate communications, and investor relations at Praecis Pharmaceuticals Inc., a biotechnology company focused on the development of novel compounds to address unmet medical needs or improve existing therapies as Chief Commercial Officer from 1998 to 2002 and Abbott Laboratories/Takeda Global from 1991 to 1998.

Ms. McCourt holds a B.S. in Pharmacy, with a specialization in Industrial Pharmacy from the Massachusetts College of Pharmacy and Health Sciences, and graduated summa cum laude with an MBA from the University of Phoenix in General Management.

EXECUTIVE COMPENSATION

Executive Summary

This section discusses the material components of our executive compensation program. The compensation of our executive officers, other than our Chief Executive Officer, is determined by our compensation committee and discussed by our compensation committee throughout the year. The compensation of our Chief Executive Officer is determined by our board of directors based upon the recommendation of our compensation committee. Our formal annual compensation review process generally takes place during the first half of each fiscal year, after the results of the previous fiscal year are known. Annual variable compensation and discretionary cash bonuses for the completed fiscal year, if any, and long-term equity-based incentive compensation, if any, are awarded by the compensation committee on a discretionary basis, generally during the first half of the fiscal year, after a review of the previous fiscal year’s results.

In making their recommendations and determinations, our compensation committee and our board of directors take into account publicly available information concerning the compensation practices of other, similarly situated companies in the biotechnology industry. This information is used by the compensation committee and the board of directors informally and primarily for purposes of comparison to ascertain whether our compensation practices for our executive officers are broadly competitive. Our Chief Executive Officer makes recommendations with regard to the compensation of our executive officers other than herself, which are reviewed by the compensation committee. Executive officers do not participate in the process of establishing their own annual compensation.

In connection with its recommendations to the board of directors, the compensation committee periodically retains an independent compensation consultant to assess the competitiveness of the Company’s compensation levels and practice applicable to the Company’s executive officers. Nonetheless, the determinations made by the members of our compensation committee and board of directors are guided to a significant degree by their collective judgment and experience. During fiscal year 2022, the compensation committee engaged Pearl Meyer & Partners, LLC as an independent compensation consultant to advise on executive officer and board compensation. Our compensation committee has reviewed our compensation programs and believes that our compensation programs have not encouraged or rewarded excessive or inappropriate risk taking.

As an emerging growth company, we comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. These three current officers are referred to as our named executive officers.

In 2022, our “named executive officers” and their positions were as follows:

•	Jeffrey S. Hackman, Chief Executive Officer, President and Director

•	Michael G. Campbell, Chief Financial Officer and Executive Vice President

•	Neal Muni, MD, Chief Operating Officer and Executive Vice President

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2022 and 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-equity incentive plan compensation ($)(2)	All Other Compensation ($)	Total ($)
Jeffrey S. Hackman, Chief Executive Officer(3)	2022	400,000	—	535,200	—	—	935,200
	2021	132,543	51,052	161,640	—	—	345,235
Michael G. Campbell, Chief Financial Officer(4)	2022	201,882	—	954,900	—	—	1,156,782
	2021	—	—	—	—	—	—
Neal Muni, MD, Chief Operating Officer(5)	2022	350,000	—	89,200	—	—	439,200
	2021	106,178	45,989	121,230	—	—	273,397

(1)

Amounts reflect the full grant-date fair value of stock options granted, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. For more information, see footnote 2 “Basis of Presentation and Significant Accounting Policies— Stock-Based Compensation Expense” to our financial statements included in our 2022 Annual Report.

(2)

In furtherance of our cash conservation efforts and to align the interests of the named executive officers with those of our stockholders, our board of directors decided not to grant any cash bonuses to the named executive officers for the fiscal year ended December 31, 2022. In lieu of a cash bonus, on February 14, 2023, our board of directors awarded each of the named executive officers the following options to purchase shares of our common stock at an exercise price equal to the grant date fair value of $1.30 per share:

Name	Option Awarded in Lieu of a Cash Bonus
Jeffrey S. Hackman	100,000
Michael G. Campbell	25,000
Neal Muni, MD	100,000

Twenty-five percent of the shares underlying such options vest on February 14, 2024, with the remaining shares vesting on a monthly basis on the 14th day of each month thereafter.

(3)	Mr. Hackman became our Chief Executive Officer on September 1, 2021.
(4)	Mr. Campbell became our Chief Financial Officer on June 15, 2022.
(5)	Dr. Muni became our Chief Operating Officer on September 13, 2021.

Narrative Disclosure to Summary Compensation Table

2022 Base Salaries

The named executive officers receive a base salary to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The 2022 annual base salaries for our named executive officers were:

Name	2022 Annual Base Salary ($)
Jeffrey S. Hackman	400,000
Michael G. Campbell	375,000
Neal Muni, MD	350,000

2022 Non-Equity Incentive Compensation

We pay cash incentive compensation to reward our executives for their performance over the fiscal year, based on performance goals established by our board of directors. For the year ended December 31, 2022, our compensation committee approved the following target bonuses for each named executive officer: up to 50% of Mr. Hackman’s base salary, up to 40% of Mr. Campbell’s base salary and up to $140,000 for Dr. Muni.

Equity Compensation

We grant stock options to our employees, including our named executive officers, as the long-term incentive component of our compensation program pursuant to the 2022 Plan. The 2022 Plan is administered by our board of directors or a committee appointed by it to administer the 2022 Plan. Typically, options granted to our employees under the 2022 Plan vest as to 25% of the underlying shares on the first anniversary of the date of grant and in equal monthly installments over the following three years, subject to the holder’s continued employment with us, and expire ten years after the date of grant. Our stock options are intended to qualify as “incentive stock options” to the extent permitted under the Code and the 2022 Plan.

The following table sets forth the stock options granted to our named executive officers during 2022. These options were granted under the 2022 Plan, with exercise prices equal to the fair market value of our common stock on the date of grant. The number of securities reflected in the table below represent shares of our common stock.

Named Executive Officer	2022 Stock Options Granted
Jeffrey S. Hackman	300,000	(1)
Michael G. Campbell	450,000	(1)
Neal Muni, MD	50,000	(1)

(1)	The option vests (subject to continued service) as to 25% of the underlying shares on the first anniversary of the date of grant and in equal monthly installments over the following three years.

In furtherance of our cash conservation efforts and to align the interests of the named executive officers with those of our stockholders, our board of directors decided to grant, in lieu of a cash bonus, options to purchase shares of our common stock, which were granted on February 14, 2023.

Other Elements of Compensation — Employee Benefits and Perquisites

Health/Welfare Plans. During their employment, our named executive officers are eligible to participate in our employee benefit plans and programs, including medical and dental benefits, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans.

Outstanding Equity Awards at 2022 Fiscal Year End

The following table summarizes the number of shares of our common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2022. The number of securities underlying unexercised options as of December 31, 2022, represent shares of our common stock.

Name	Grant Date	Underlying Unexercised Options(#) Exercisable	Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Jeffrey S. Hackman	9/16/2021 (1)(2)	86,749	190,849	0.59	9/16/2031
	8/09/2022 (1)(3)	—	300,000	2.77	8/9/2032
Michael G. Campbell	6/15/2022 (1)(3)	—	450,000	3.72	6/15/2032
Neal Muni, MD	9/16/2021(1)(2)	65,062	143,136	0.59	9/16/2031
	8/09/2022 (1)(3)	—	50,000	2.77	8/9/2032

(1)	25% of the underlying shares of the option (subject to continued service) vests on the first anniversary of the date of grant and in equal monthly installments over the following three years.
(2)	Originally issued pursuant to the 2021 Plan).
(3)	Issued pursuant to the 2022 Plan.

Employment Offer Letters

Each of the named executive officers has entered into an offer letter agreement with us. The employment of each officer is “at will” and the agreement may be terminated by either party, with or without cause, without the payment of any severance. In addition, Mr. Campbell entered into an offer letter agreement with us subsequent to the closing of the Transaction.

Pursuant to Mr. Hackman’s offer letter, Mr. Hackman is entitled to an initial annual base salary of $400,000 and he is also eligible for a performance-based cash bonus of up to $140,000, each subject to adjustment from time to time, at our board of directors’ discretion. For the year ended December 31, 2021, Mr. Hackman received a bonus equal to $51,052 and his target bonus for the year ended December 31, 2022 was increased to 50% of his base salary.

Pursuant to Mr. Campbell’s offer letter, he is entitled to an initial annual base salary of $375,000 and a target bonus of 40% of his base salary (pro-rated in 2022), with the payment amount based upon performance as determined by our board of directors. Mr. Campbell’s base salary and target bonus are subject to adjustment from time to time in our board of directors’ discretion.

Pursuant to Dr. Muni’s offer letter, Dr. Muni is entitled to an initial annual base salary of $350,000 and he is also eligible for a performance-based cash bonus of up to $140,000, each subject to adjustment from time to time, at our board of directors’ discretion. For the year ended December 31, 2021, Dr. Muni received a bonus equal to $45,989.

Executive Employment Agreements

We do not currently have employment agreements with any of our executive officers. Each of Jeffrey S. Hackman, Michael G. Campbell and Neal Muni, our named executive officers, have entered into offer letter agreements with us. We intend to negotiate new employment agreements with our named executive officers at some point in the future. Such agreements will be entered into only with the approval of our compensation committee. For more information related to the offer letter agreements, see the section herein titled “Executive Compensation — Employment Offer Letters”.

Severance and Change in Control Arrangements with our Named Executive Officers

The employment of each of our named executive officers is at will. Each of Mr. Hackman’s and Dr. Muni’s offer letters provide that if he is terminated “for cause” or resigns without “good reason” (as such terms are defined in the offer letter), he is paid his accrued but unpaid salary and reimbursement for any business expense (collectively, the “accrued obligations”). If either of Mr. Hackman or Dr. Muni is terminated “without cause” or resigns for “good reason”, he will receive payments that equal the accrued obligations and six months of base salary as of the termination date, subject to execution, delivery and non-revocation of a separation agreement and release and compliance with restrictive covenant obligations set forth in the offer letter, with payments to commence within 60 days of the termination date and be made on the normal payroll schedule.

Mr. Campbell’s employment offer letter provides that in the event of Mr. Campbell’s termination without cause or his resignation for good reason (each as defined in his offer letter), in either case, Mr. Campbell will receive continued payment of his base salary for 180 days following termination; provided, however, that if

Mr. Campbell’s employment is terminated by us without cause prior to the first anniversary of his start date, Mr. Campbell will receive continued payment of his base salary for 90 days following termination. Mr. Campbell’s right to receive severance payments pursuant to the terms of the offer letter is conditioned upon his: (i) entering into and complying with the terms of a separation agreement and release and (ii) compliance with his restrictive covenant obligations (as defined in his offer letter) in all respects.

Director Compensation

The compensation of our non-employee directors is determined by our board of directors based upon the recommendation of our compensation committee. During 2022, our non-employee directors received the following cash and equity compensation for their service in such capacity.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Barbara Finck, MD(1)	48,333	—	—	48,333
Edward Sullivan, CPA	62,917	—	—	62,917
James Sherblom	81,250	—	—	81,250
John Yee, MD(1)	48,333	—	—	48,333
Kirsten Flowers	58,542	—	—	58,542
Roopom Banerjee, PhD	62,917	—	—	62,917
Stuart Randle	73,125	—	—	73,125
William A. Wexler	23,333	25,063	—	48,396

(1)	Resigned as of January 4, 2023.
(2)	The table below shows the aggregate number of option awards held as of December 31, 2022 by each of our current non-employee directors who was serving as of that date.

Name	Number of Shares Underlying Options Outstanding as of December 31, 2022
Barbara Finck	37,111
Edward Sullivan, CPA	44,981
James Sherblom	36,241
John Yee, MD	41,608
Kirsten Flowers	44,981
Roopom Banerjee, PhD	44,981
Stuart Randle	44,981
William A. Wexler	14,200

(3)

Amounts reflect the full grant-date fair value of stock options granted, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. For more information see footnote 2 “Basis of Presentation and Significant Accounting Policies—Stock-Based Compensation Expense” found in the financial statements included in the 2022 Annual Report.

Effective June 1, 2022, our board of directors approved a compensation program under which our non-employee directors are entitled to receive the following annual cash retainer and committee fees for their service as directors:

•	for service as a director, an annual retainer of $40,000;

•	for service as lead independent director, an annual retainer of $65,000;

•	for service as a chair of the audit committee, $20,000;

•	for service as a member of the audit committee other than as chair, $10,000;

•	for service as a chair of the compensation committee, $15,000;

•	for service as a member of the compensation committee other than as chair,$7,500;

•	for service as a chair of the nominating and corporate governance committee, $10,000; and

•	for service as a member of the nominating and corporate governance committee other than as a chair, $5,000.

In addition, our board of directors approved the following equity compensation program for non-employee directors effective as of June 1, 2022:

•

an initial stock option award to purchase 14,200 shares of our common stock will be made to each non-employee director upon their initial election to our board of directors and such options will have a three year vesting period, with one-third of the shares vesting on the one year anniversary of the date of grant and the remaining shares vesting monthly thereafter, in each case, subject to continued service as a non-employee director; and

•

an annual stock option award to purchase 7,100 shares of our common stock (with no proration for directors initially elected in the twelve months preceding the date of the annual award) and such options will vest in equal monthly installments over 12 months, subject to continued service as a non-employee director.

Options awarded to non-employee directors will: (i) have a term of ten years, (ii) have an exercise price equal to the closing price on the date grant and (iii) be subject to the terms and conditions of the 2022 Plan.

On February 14, 2023, our board of directors approved a temporary modification to our compensation program for non-employee directors. Effective as of January 1, 2023, and continuing through the Modification Period, we will cease to pay any cash compensation to non-employee directors and, in lieu of such cash compensation, promptly after the filing of our Form 10-Q or Form 10-K, as applicable, for the preceding quarter, starting with the Form 10-Q for first quarter of 2023, our board of directors shall grant to each non-employee director a stock option to purchase a number of shares of our common stock equal in value (using a Black-Scholes model) to the amount of cash that would otherwise be payable to such director for such quarter pursuant to our compensation program for non-employee directors, multiplied by 1.5. Such options are fully vested on the date of grant. In addition, the board of directors approved a stock option award to purchase 7,100 shares of our common stock to each of our non-employee directors on February 14, 2023, with each award vesting monthly over 12 months after the date of grant.

For the avoidance of doubt, each quarterly option grant during the Modification Period will only be made with respect to each full fiscal quarter during the Modification Period and for the fiscal quarter in which the Funding Threshold is achieved, we will revert back to the compensation program for non-employee directors and pay its non-employee directors cash compensation for that quarter. Each quarterly option granted during the Modification Period will have an exercise price per share equal to the closing price of our common Stock on the date of grant, be fully vested on the date of grant, have a term of ten years and be subject to the terms and conditions of the 2022 Plan. The temporary modification to the compensation program for our non-employee directors does not modify the elements of the program that relate to (i) annual grants of stock options for non-employee directors or (ii) stock options granted to non-employee directors upon their initial election to our board of directors.

Promptly after the expiration of the Modification Period, we will make a cash payment to each non-employee director equal to 50% of the cash that would have been paid to such non-employee director for each full fiscal quarter during the Modification Period if the temporary modification had never been implemented.

AUDIT COMMITTEE REPORT

The following is the report of the audit committee with respect to the Company’s audited financial statements for the year ended December 31, 2022.

The purpose of the audit committee is to assist The Company’s board of directors in fulfilling its responsibility to oversee the Company’s accounting and financial reporting, internal controls and audit functions. The audit committee charter describes in greater detail the full responsibilities of the audit committee and is available in the “Investors – Corporate Governance” section of our website at www.comeralifesciences.com. The audit committee is comprised entirely of independent directors as defined by applicable Nasdaq standards.

Management is responsible for our internal controls and the financial reporting process. Baker Tilly US LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards established by the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The audit committee’s responsibility is to monitor these processes. The audit committee has reviewed and discussed the consolidated financial statements with management and Baker Tilly US LLP.

In the course of its oversight of the Company’s financial reporting process, the audit committee:

•	reviewed and discussed with management and Baker Tilly US LLP, the Company’s audited financial statements for the fiscal year ended December 31, 2022;

•

discussed with Baker Tilly US LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees and the applicable requirements of the SEC;

•

received written disclosures and the letter from Baker Tilly US LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and

•	has discussed with Baker Tilly US LLP its independence.

Based on the foregoing review and discussions, the audit committee recommended to the Company’s board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission.

By the Audit Committee,

Edward Sullivan, Chair
Kirsten Flowers
Roopom Banerjee

AUDIT FEES

Baker Tilly US, LLP, an independent registered public accounting firm, audited our financial statements for the year ended December 31, 2022. Our audit committee, under delegated authority of our board of directors, has appointed Baker Tilly US, LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Representatives of Baker Tilly US, LLP are expected to attend the annual meeting to respond to appropriate questions, and they will have the opportunity to make a statement if they desire.

The aggregate fees for audit and other services provided by Baker Tilly US, LLP for fiscal years 2022 and 2021 are as follows:

	2022	2021
Audit Fees(1)	$584,575	$107,500
Audit Related Fees	64,000	15,000
Tax Fees	20,500	4,425

Total	$669,075	$126,925

(1)

“Audit Fees” consist of fees in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in its Registration Statement on Form S-4 filed with the SEC in connection with the Transaction, audited financial statements presented in our 2022 Annual Report, review of quarterly financial statements presented in our quarterly reports on Form 10-Q and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings. Included in the 2022 Audit Fees are fees billed in connection with the Transaction.

Our audit committee has adopted procedures requiring the pre-approval of all non-audit (including tax) services performed by our independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is to be reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the audit committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services. For engagements for audit-related or tax-related services within a specified dollar limit, the Chair of the audit committee has authority to provide such prior approval, and he reports to the full committee whenever he has exercised that authority. The audit committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management.

The standard applied by the audit committee in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period, would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.

STOCKHOLDER MATTERS

Stockholder Recommendations for Director Nominations

Any stockholder wishing to recommend a director candidate for consideration by our nominating and corporate governance committee should provide the following information to our Corporate Secretary, Comera Life Sciences Holdings, Inc., 12 Gill Street, Suite 4650, Woburn, Massachusetts 01801:

(a)    a brief statement outlining the reasons the nominee would be an effective director for the Company;

(b)    (i) the name, age, and business and residence addresses of the candidate, (ii) the principal occupation or employment of the candidate for the past five years, as well as information about any other board of directors and board committees on which the candidate has served during that period, (iii) the number of shares of common stock, if any, beneficially owned by the candidate and (iv) details of any business or other significant relationship the candidate has ever had with the Company;

(c)    (i) the stockholder’s name and record address and the name and address of the beneficial owner of our shares, if any, on whose behalf the proposal is made and (ii) the number of shares of our stock that the stockholder and any such other beneficial owner beneficially own; and

(d)    the other information specified in our Bylaws as then in effect. Our nominating and corporate governance committee may seek further information from or about the stockholder making the recommendation, the candidate, or any such other beneficial owner, including information about all business and other relationships between the candidate and the stockholder and between the candidate and any such other beneficial owner.

Other Stockholder Proposals

Any stockholder proposing to bring any business other than a director candidate before an annual meeting of stockholders, which business must relate to a proper matter under Delaware law for stockholder action, must provide the following information to the Chair of our nominating and corporate governance committee:

(a)    a brief description of the business desired to be brought before the annual meeting;

(b)    the text of the proposal (including the exact text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the bylaws, the exact text of the proposed Amendment);

(c)    the reasons for conducting such business at the annual meeting;

(d)    the proposing stockholder’s name and record address and the name and address of the beneficial owner of shares of common stock of the Company, if any, on whose behalf the proposal is made;

(e)    a description of all arrangements or understandings between the proposing stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal by such stockholder, and any material interests of such proposing stockholder or beneficial owner, as applicable;

(f)    a representation that the proposing stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and

(e)    the other information specified in our Bylaws as then in effect.

Deadline for Stockholder Proposals and Director Nominations

In order for a stockholder proposal to be considered for inclusion in the Company’s proxy materials for the annual meeting of our stockholders to be held in 2024 (the “2024 Annual Meeting”) pursuant to Rule 14a- 8 promulgated under the Exchange Act, it must be received by us at 12 Gill Street, Suite 4650, Woburn, Massachusetts 01801 (or such other address as is listed as the Company’s primary executive offices in its periodic reports under the Securities Exchange Act of 1934) no later than April 13, 2024.

Under our Bylaws, stockholder proposals submitted for consideration at our 2024 Annual Meeting, but not submitted for inclusion in our proxy materials pursuant to Exchange Act Rule 14a-8, including nominations for candidates for election as directors, must deliver advance written notice to our Corporate Secretary not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the first anniversary of the 2023 Annual Meeting; provided, however, if our next annual meeting is advanced more than 30 days or delayed more than 60 days after the anniversary of the 2023 Annual Meeting, such notice must be received in writing no earlier than the close of business on the 120th day prior to such annual meeting and by the later of the close of business on the 90th day before such annual meeting and the close of business on the 10th day following the day on which we publicly announce the date of the annual meeting. Accordingly, assuming the 2024 Annual Meeting is held on August 31, 2024, such advance written notice would need to be given between May 3, 2024 and June 2, 2024.

Stockholder proposals and nominations must include all required information concerning the stockholder and the proposal or nominee set forth in our Bylaws.

Universal Proxy Rules

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than July 2, 2024. If the date of the 2024 Annual Meeting is more than 30 days before or after August 31, 2024, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide such notice by the later of 60 days prior to the meeting or the 10th day after the Company first publicly announces the date of the meeting.

ANNUAL REPORTS

The 2022 Annual Report (which is not a part of our proxy soliciting materials), is being mailed with this proxy statement. Stockholders can also access this proxy statement and our 2022 Annual Report at www.virtualshareholdermeeting.com/CMRA2023. Requests for copies of our 2022 Annual Report may also be directed to the Corporate Secretary at Comera Life Sciences Holdings, Inc., 12 Gill Street, Suite 4650, Woburn, Massachusetts 01801, Attn: Corporate Secretary.

OTHER MATTERS

Our board of directors does not know of any other matters to be presented at the 2023 Annual Meeting. If any additional matters are properly presented or otherwise allowed to be considered at the 2023 Annual Meeting, the persons named in the enclosed proxy will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to submit your proxy or voting instructions at your earliest convenience.

APPENDIX A

Reflects Increase in Authorized Shares Proposed

for Approval at the 2023 Annual Meeting

COMERA LIFE SCIENCES HOLDINGS, INC.

2022 EQUITY AND INCENTIVE PLAN

Section 1 Purposes of the Plan

The purposes of the Comera Life Sciences Holdings, Inc. 2022 Equity and Incentive Plan (the “Plan”) are: (i) to provide long-term incentives and rewards to those employees, officers, directors and other key persons (including consultants) of Comera Life Sciences Holdings, Inc. (the “Company”) and its Subsidiaries (as defined below) who are in a position to contribute to the long-term success and growth of the Company and its Subsidiaries, (ii) to assist the Company and its Subsidiaries in attracting and retaining persons with the requisite experience and ability, and (iii) to more closely align the interests of such employees, officers, directors and other key persons with the interests of the Company’s stockholders.

Section 2. Definitions

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” is defined in Section 3(a).

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Dividend Equivalent Rights and Cash Awards.

“Award Agreement” shall mean the agreement, whether in written or electronic form, specifying the terms and conditions of an Award granted under the Plan.

“Board” means the Board of Directors of the Company.

“Business Combination Agreement” means that certain Business Combination Agreement, dated as of January 31, 2022, by and among the Company, OTR Acquisition Corp., Comera Life Sciences, Inc., CLS Sub Merger 1 Corp, and CLS Sub Merger 2 Corp.

“Cash Awards” means Awards granted pursuant to Section 11.

“Change in Control Transaction” is defined in Section 19.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Dividend Equivalent Right” means Awards granted pursuant to Section 12.

“Effective Date” means the date on which the Plan becomes effective as set forth in Section 21.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” means the closing price for the Stock on any given date during regular trading, or as reported on the principal exchange on which the Stock is then traded, or if not trading on that date, such price on the last preceding date on which the Stock was traded, unless determined otherwise by the Administrator using such methods or procedures as it may establish.

“Grant Date” means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Independent Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Nonstatutory Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 6.

“Reporting Persons” means a person subject to Section 16 of the Exchange Act.

“Restricted Stock Award” means Awards granted pursuant to Section 8.

“Restricted Stock Units” means Awards granted pursuant to Section 9.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Service Relationship” means any relationship as an employee, officer, director or consultant of the Company or a Subsidiary.

“Stock” means the common stock, par value $0.0001 per share, of the Company, subject to adjustments pursuant to Section 4.

“Stock Appreciation Right” means an Award granted pursuant to Section 7.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company owns at least a 50% interest or controls, either directly or indirectly.

“Substitute Award” means an Award granted pursuant to Section 4(c).

“Termination Date” means the date, as determined by the Administrator, that an individual’s Service Relationship terminates for any reason.

“Unrestricted Stock Award” means any Award granted pursuant to Section 10.

Section 3. Administration of Plan

(a)    Administrator.    The Plan shall be administered by either the Board or a committee of the Board of not less than two Independent Directors (in either case, the “Administrator”), as determined by the Board from time to time; provided that for purposes of Awards to directors or Reporting Persons of the Company, the

Administrator shall be deemed to include only directors who are Independent Directors and no director who is not an Independent Director shall be entitled to vote or take action in connection with any such proposed Award.

(b)    Powers of Administrator.    The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)    to select the individuals to whom Awards may from time to time be granted;

(ii)    to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Dividend Equivalent Rights and Cash Awards, or any combination of the foregoing, granted to any one or more grantees;

(iii)    to determine the number of shares of Stock to be covered by any Award;

(iv)    to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards; except that repricing of Stock Options and Stock Appreciation Rights shall not be permitted without shareholder approval and further provided that, other than by reason of, or in connection with. death, disability, retirement, involuntary termination of employment by the Company (without cause), or a Change in Control Transaction, the Administrator shall not accelerate or waive any vesting or restriction period applicable to any outstanding Award to the extent that such acceleration or waiver would cause the Award to violate the minimum restriction period set forth in Section 4(e) below.

(v)    to accelerate at any time the exercisability or vesting of all or any portion of any Award, subject to the limitation set forth in subsection (iv) above;

(vi)    subject to the provisions of Section 6(a)(ii) or Section 7(a)(iii), to extend at any time the period in which Stock Options or Stock Appreciation Rights may be exercised;

(vii)    to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the grantee and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals;

(viii)    at any time to adopt, alter and repeal such rules, guidelines and practices for administration and operation of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration and operation of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan; and

(ix)    to make any adjustments or modifications to Awards granted to participants who are working outside the United States and adopt any sub-plans as may be deemed necessary or advisable for participation of such participants, to fulfill the purposes of the Plan and/or to comply with applicable laws.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c)    Delegation of Authority to Grant Awards.    The Administrator, in its discretion, may delegate to one or more executive officers of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards at Fair Market Value to individuals who are not Reporting Persons. Any such delegation by the Administrator shall include a limitation as to the amount or value of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d)    Indemnification.    Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

Section 4. Stock Issuable Under the Plan; Changes in Stock; Substitution; Director Limits

(a)    Stock Issuable.     The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 2,059,839 shares (the “Initial Limit”), plus 3,000,000 shares, as approved by the stockholders of the Company on [●], 2023, plus on January 1, 2023 and on January 1 of each year thereafter, the number of shares reserved and available for issuance under the Plan shall be increased by four percent (4%) of the number of shares of Stock issued and outstanding on the immediately preceding December 31, or such lesser number of shares as approved by the Administrator (the “Annual Increase”), subject to adjustment as provided in Section 4(b) (the “Pool”). Subject to such overall limitation, the maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options shall not exceed the Initial Limit cumulatively increased on January 1, 2023 and on January 1 of each year thereafter by the lesser of (i) the Annual Increase for each year or (ii) a number of shares of Stock equal to twice the Initial Limit, subject to adjustment as provided in Section 4(b). For purposes of this limitation, in respect of any shares of Stock under any Award under the Plan which shares are forfeited, canceled, held back upon the exercise of an Option or settlement of an Award to satisfy the exercise price or tax withholding, satisfied without the issuance of Stock, otherwise terminated, or, for shares of Stock issued pursuant to any unvested full value Award, reacquired by the Company at not more than the grantee’s purchase price (“Unissued Shares”), the number of shares of Stock that were removed from the Pool for such Unissued Shares shall be added back to the Pool and, to the extent consistent with the requirements of Section 422 of the Code such shares may be issued as Incentive Stock Options. The shares available for issuance from the Pool may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury, or shares purchased on the open market. In addition, Substitute Awards shall not reduce the Stock authorized for grant under the Plan, including the shares available to be issued in the form of Incentive Stock Options to the extent consistent with the requirements of Section 422 of the Code; nor shall Stock subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, cancelation, reacquisitions, expiration, termination, cash settlement or non-issuance, as set forth above.

(b)    Changes in Stock.    Subject to Section 19 hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price per share subject to each outstanding Restricted Stock Award, and

(iv) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options or Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

The Administrator may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

(c)    Substitute Awards.    The Administrator may grant Awards (“Substitute Awards”) under the Plan in substitution for stock and stock-based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the Substitute Awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances.

(d)    Maximum Awards to Independent Directors.    Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Independent Director in any calendar year shall not exceed: (i) $1,000,000 in the first calendar year an individual becomes an Independent Director and (ii) $750,000 in any other calendar year; provided, however, that this limitation shall be determined without regard to amounts paid to an Independent Director (including retirement benefits and severance payments) in respect of any services provided in any capacity (including employee or consultant) other than as an Independent Director; and provided further, that the Board may make exceptions to this limit for a non-executive chair of the Board with the approval of a majority of the disinterested directors.

(e)    Minimum Restriction Period.    All Awards must be granted with a vesting schedule or restriction period that that does not provide for such Award, or any portion thereof, to vest or the restrictions on such Award to lapse prior to the first anniversary of such Award’s date of grant, provided that the Administrator may grant Awards that do not satisfy the foregoing requirements in an aggregate amount that does not exceed five percent (5%) of the Pool. Notwithstanding the foregoing, any Awards that are expressly made in lieu of cash compensation shall not be subject to the minimum restriction period of this Section 4(e).

Section 5. Eligibility

Incentive Stock Options may only be granted to employees (including officers and directors who are also employees) of the Company or a Subsidiary. All other Awards may be granted to employees, officers, directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries.

Section 6. Stock Options

(a)    Stock Options.    Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and may be either Incentive Stock Options or Nonstatutory Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that an Option does not qualify as an Incentive Stock Option, it shall be deemed a Nonstatutory Stock Option.

(b)    Stock Options granted pursuant to this Section 6 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(i)    Exercise Price.    The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 6 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the Grant Date. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the Grant Date.

(ii)    Option Term.    The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five years from the date of grant. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (other than an Incentive Stock Option) (i) the exercise of the Option is prohibited by applicable law or (ii) Stock may not be purchased or sold by certain employees or directors of the Company due to a black-out period of a Company policy or a lock-up agreement undertaken in connection with an offering of securities of the Company, the term of the Option shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement subject to the requirements of Section 409A.

(iii)    Exercisability; Rights of a Stockholder.    Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the Grant Date, subject to the provisions of Section 4(e) above. Pursuant to Section 3(b)(v) above, the Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv)    Method of Exercise.    Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

(A)    In cash, or by certified or bank check or other instrument acceptable to the Administrator;

(B)    Through the delivery (or attestation to the ownership) of shares of Stock that are not then subject to restrictions under any company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(C)    By a “cashless exercise” arrangement pursuant to which the optionee delivers to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure;

(D)    With the consent of the Administrator, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; or

(E)    Any other method permitted by the Administrator.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

(c)    Annual Limit on Incentive Stock Options.    To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Nonstatutory Stock Option.

(d)    Non-transferability of Incentive Stock Options.    No Incentive Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and Incentive Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee, or by the optionee’s legal representative or guardian in the event of the optionee’s incapacity.

Section 7. Stock Appreciation Rights

(a)    Nature of Stock Appreciation Rights.    A Stock Appreciation Right is an Award entitling the recipient to receive cash or shares of Stock, as determined by the Administrator, having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the grant price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised. Stock Appreciation Rights shall be subject to the following terms and conditions and shall contain such other terms and conditions as shall be determined from time to time by the Administrator.

(i)    Grant Price of Stock Appreciation Rights.    The grant price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the Grant Date.

(ii)    Grant of Stock Appreciation Rights.    Stock Appreciation Rights may be granted by the Administrator in tandem with, or independently of, any Stock Option granted pursuant to Section 6 of the Plan.

(iii)    Stock Appreciation Right Term.    The term of a Stock Appreciation Right may not exceed ten years. Notwithstanding the foregoing, in the event that on the last business day of the term of a Stock Appreciation Right (i) the exercise of the Stock Appreciation Right is prohibited by applicable law or (ii) Stock may not be purchased or sold by certain employees or directors of the Company due to a black-out period of a Company policy or a lock-up agreement undertaken in connection with an offering of securities of the Company, the term of the Stock Appreciation Right shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement subject to the requirements of Section 409A. The terms and conditions of each such Award shall be determined by the Administrator, subject to the terms of the Plan, including Section 4(e), and such terms and conditions may differ among individual Awards and grantees.

Section 8. Restricted Stock Awards

(a)    Nature of Restricted Stock Awards.    A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price (if any) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on a continuing Service Relationship and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing a Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b)    Rights as a Stockholder.    Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to any exceptions or conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 8(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

(c)    Restrictions.    Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. If a grantee’s Service Relationship terminates for any reason, the Company shall have the right to repurchase Restricted Stock that has not vested as of the Termination Date at its original purchase price, if any, from the grantee or the grantee’s legal representative. Unless otherwise stated in the written instrument evidencing the Restricted Stock Award, any Restricted Stock for which the grantee did not pay any purchase price and which is not vested as of the grantee’s Termination Date shall automatically be forfeited immediately following such termination.

(d)    Vesting of Restricted Stock.    The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse, in each case subject to Section 4(e) above. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 17 below, in writing after the Award agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s Termination Date and such shares shall be subject to forfeiture or the Company’s right of repurchase or forfeiture as provided in Section 8(c) above.

Section 9. Restricted Stock Units

(a)    Nature of Restricted Stock Units.    A Restricted Stock Unit is a bookkeeping entry representing the right to receive, upon its vesting, one share of Stock (or a percentage or multiple of one share of Stock if so specified in the Award Agreement evidencing the Award) for each Restricted Stock Unit awarded to a grantee and represents an unfunded and unsecured obligation of the Company. The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Conditions may be based on a continuing Service Relationship and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Agreement shall be determined by the Administrator, subject to the terms of the Plan, including Section 4(e), and such terms and conditions may differ among individual Awards and grantees. At the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Notwithstanding the foregoing, the Administrator, in its discretion, may determine either at the time of grant or at the time of settlement, that a Restricted Stock Unit shall be settled in cash. To the extent that an award of Restricted Stock Units is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

(b)    Rights as a Stockholder.    A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the unissued shares of Stock underlying his Restricted Stock Units, subject to such terms and conditions as the Administrator may determine.

(c)    Termination.    Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate immediately upon termination of the grantee’s Service Relationship for any reason.

Section 10. Unrestricted Stock Awards

Grant or Sale of Unrestricted Stock.    The Administrator may, in its sole discretion, grant (or sell at a purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee, pursuant to which such grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such participant. The aggregate number of shares of Unrestricted Stock shall be subject to the five percent (5%) limit set forth at Section 4(e) above; provided however that Unrestricted Stock Awards that are expressly made in lieu of cash compensation shall not be subject to such limit.

Section 11. Cash Awards

The Administrator, in its discretion, may provide for cash payments to be made under the Plan as a form of Award. The Administrator shall determine a cash payment amount, formula or payment range for the Cash Award, the conditions upon which the Cash Award shall become vested or payable, and such other terms and conditions as the Administrator shall determine. Payment, if any, with respect to a Cash Award shall be made in accordance with the terms of the Award.

Section 12. Dividend Equivalent Rights

(a)    Dividend Equivalent Rights.    A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash dividends that would be paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares were held by the recipient. A Dividend Equivalent Right may be granted hereunder to any participant, as a component of another Award (other than an Option or Stock Appreciation Right) or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

Section 13. Tax Withholding

(a)    Payment by Grantee.    Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes taxable, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver stock certificates to any grantee is subject to and is conditioned on tax obligations being satisfied by the grantee.

(b)    Payment in Stock.    If provided in the instrument evidencing an Award, either the grantee or the Company may elect to have the statutory minimum required tax withholding obligation satisfied, in whole or in part, by (i) withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy such withholding amount due, or (ii) allowing a grantee to transfer to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy such withholding amount due.

Section 14. Transferability of Awards

No Award shall be transferable by the grantee otherwise than by will or by the laws of descent and distribution and all Awards shall be exercisable, during the grantee’s lifetime, only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award Agreement regarding a given Award (other than an Incentive Stock Option), or may agree in writing with respect to an outstanding Award, that the grantee may transfer the Award to members of the grantee’s immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.

Section 15. Section 409A Awards

Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A, and the Plan and all Award Agreements shall be interpreted accordingly. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated or postponed except to the extent permitted by Section 409A. Notwithstanding the foregoing, neither the Company nor any Subsidiary shall have any liability or obligation to any Award recipient or any other person for any taxes, interests or penalties that may arise as a result of any failure of the Plan or an Award to comply with, or be exempt from, Section 409A.

Section 16. Termination of Service Relationship

For purposes of the Plan, unless as otherwise set forth in an Award Agreement, the following events shall not be deemed a termination of a Service Relationship:

(a)    a transfer to the employment or service of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another;

(b)    any change in status between full-time and part-time employment, or a change in relationship between employee and consultant; or

(c)    an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

Section 17. Amendments and Termination

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, or to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company stockholders. Nothing in this Section 17 shall limit the Administrator’s authority to take any action permitted pursuant to Sections 3(b) or 4(c).

Section 18. Status of Plan

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

Section 19. Change in Control Provisions

(a)    In the event of and subject to the consummation of a Change in Control Transaction as defined in this Section 19, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity or parent thereof, or the substitution of such Awards with new awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Change in Control Transaction do not provide for the assumption, continuation or substitution of Awards, upon the closing of the Change in Control Transaction (the “Closing”) the Plan and all outstanding Awards granted hereunder shall terminate. In each case, the Administrator in its discretion may take one or more of the following actions with respect to outstanding Awards at any time prior to the Closing: (i) provide for the acceleration of any time period relating to the exercise or payment of the Award; (ii) provide for payment to the holder of the Award of cash or other property with a Fair Market Value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon the Change in Control Transaction in exchange for cancellation of the Award; (iii) adjust the terms of the Award in a manner determined by the Administrator to reflect the Change in Control Transaction or (iv) make such other provision as the Administrator may consider equitable to the holders of Awards and in the best interests of the Company.

(b)    “Change in Control Transaction” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

Section 20. General Provisions

(a)    No Distribution; Compliance with Legal Requirements.    The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements, whether located in the United States or a foreign jurisdiction, have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates, or notations on book records, for Stock and Awards as it deems appropriate. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(b)    Issuance of Stock; Fractional Shares.    To the extent certificated, stock certificates shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Administrator shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(c)    Awards to Non U.S. Recipients.    Notwithstanding anything to the contrary contained in this Plan, Awards may be made to an individual who is a foreign national or employed or performing services outside of the United States on such terms and conditions different from those specified in the Plan as the Administrator considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws. The Administrator may establish subplans with respect to such Awards and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be incorporated into and made part of this Plan). Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

(d)    Other Incentive Arrangements; No Rights to Continued Service Relationship.    Nothing contained in this Plan shall prevent the Board from adopting other or additional incentive arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any grantee any right to continued employment or other Service Relationship with the Company or any Subsidiary.

(e)    Trading Policy Restrictions.    Option exercises and other Awards under the Plan shall be subject to such company’s insider trading policy, as in effect from time to time.

(f)    Forfeiture of Awards under Sarbanes-Oxley Act; Clawback Policy.    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then, to the extent required by law, any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement. In addition, Awards under the Plan shall be subject to any policy of the Company providing for forfeiture of incentive or performance based compensation in the event of an individual’s misconduct, or certain changes in the financial reporting or financial results of the Company (such policy, a “Clawback Policy”), as may be in effect from time to time.

(g)    Delivery and Execution of Electronic Documents.    To the extent permitted by applicable law, the Company may (i) deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan and any Award thereunder (including without limitation, prospectuses required by the SEC) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements) and (ii) permit participants in the Plan to electronically execute applicable Plan documents (including but not limited to, Award Agreements) in a manner prescribed by the Administrator.

Section 21. Effective Date of Plan, Term of Plan

This Plan shall become effective upon the date immediately preceding the date of the closing of the transactions contemplated by the Business Combination Agreement, subject to prior stockholder approval in accordance with applicable state law, the Company’s by-laws and articles of incorporation, and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

Section 22. Governing Law

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE APPROVED BY STOCKHOLDERS: May 10, 2022

APPENDIX B

Proposed Amendment No. 1 to the Amended and Restated Certificate of Incorporation of Comera Life Sciences Holdings, Inc.

Form of Amendment No. 1 to the Amended and Restated Certificate of Incorporation

to Effect the Reverse Stock Split

Article IV(C) of the Company’s Amended and Restated Certificate of Incorporation, shall be further amended to include the following language as an introductory paragraph to Article IV, Section (C) of the Amended and Restated Certificate of Incorporation:

“Upon the effectiveness of the filing of this Certificate of Amendment (the “Effective Time”), each share of the Corporation’s common stock, $0.0001 par value per share (the “Old Common Stock”), either issued or outstanding or held by the Corporation as treasury stock, immediately prior to the Effective Time, will be automatically reclassified as (without any further act) into a smaller number of shares such that each five (5) to twenty (20) shares of Old Common Stock issued and outstanding or held by the Company as treasury stock immediately prior to the Effective Time is reclassified into one share of Common Stock, $0.0001 par value per share, of the Corporation (the “New Common Stock”), the exact ratio within such range to be determined by the Board of Directors prior to the Effective Time and publicly announced by the Corporation (the “Reverse Stock Split”). No fractional shares shall be issued as a result of such reclassification. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair value of the Common Stock as determined in good faith by the Board of Directors. As soon as practicable following the Effective Time, the Corporation will cause the Corporation’s exchange agent and registrar to issue new book entries representing the number of shares of the New Common Stock into which such shares of Old Common Stock shall have been reclassified.”

B-1

SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before the Meeting – Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 30, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting – Go to www.virtualshareholdermeeting.com/CMRA2023 You may also vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 30, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V21577-P97404 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. COMERA LIFE SCIENCES HOLDINGS, INC. The Board of Directors recommends you vote FOR the following proposal: 1. Election of Class I director for a term of three years. For Withhold James Sherblom ? ? The Board of Directors recommends you vote FOR the For Against Abstain following proposal: ? The Board of Directors recommends you vote FOR the following For Against Abstain 5. Ratification of the appointment of Baker Tilly US LLP as ? ? proposals: the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. ? ? 2. Approval of an amendment to the Company’s 2022 Equity ? and Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by NOTE: In their discretion, the proxies are authorized to vote 3,000,000 shares. upon such other business as may properly come before the meeting or any adjournment or postponement thereof. 3. Approval, pursuant to Nasdaq Listing Rule 5635(b) and ? ? ? 5635(d), of the issuance of 3,561,851 shares of common stock and the issuance of 8,904,641 shares of common stock upon the exercise of warrants to purchase shares of common stock in connection with the Securities Purchase Agreement, dated July 31, 2023, by and between the Company and the purchasers named therein. 4. Approval of an amendment to the Company’s Amended ? ? ? and Restated Certificate of Incorporation to effect a reverse stock split with a ratio in the range of 1-for-5 and 1-for-20, as determined by the Company’s board of directors in its discretion at any time within one year following stockholder approval. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V21578-P97404 COMERA LIFE SCIENCES HOLDINGS, INC. ANNUAL MEETING OF STOCKHOLDERS AUGUST 31, 2023 11:00 AM EASTERN TIME THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Jeffrey S. Hackman and Michael G. Campbell, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of COMERA LIFE SCIENCES HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, Eastern Time on August 31, 2023, via live webcast at www.virtualshareholdermeeting.com/CMRA2023, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors. Continued and to be signed on reverse side